Exhibit 1.1

Company No. 3888792

ARTICLES OF ASSOCIATION

(As adopted by Special Resolution passed on 6 May 2010 and amended by Special

Resolutions passed on 5 May 2011, 3 May 2012, 1 May 2013, 7 May 2014, 7 May 2015,

5 May 2016 and 4 May 2017)

OF

GlaxoSmithKline plc

Company No. 3888792

The Companies Acts 1948 to 2006

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

GlaxoSmithKline plc

Passed: 6 May 2010

At the TENTH ANNUAL GENERAL MEETING of the Company held on Thursday 6th May 2010, the following resolutions were duly passed as SPECIAL RESOLUTIONS:-

12	Disapplication of pre-emption rights (Special resolution)

THAT subject to Resolution 11 being passed, the Directors be and are hereby empowered to allot equity securities (as defined in the Act) for cash pursuant to the authority conferred on the Directors by Resolution 11 and/or where such allotment constitutes an allotment of equity securities under section 560(3) of the Act, free of the restrictions in section 561(1) of the Act, provided that this power shall be limited:

(a)	to the allotment of equity securities in connection with an offer or issue of equity securities (but in the case of the authority granted under paragraph (b) of Resolution 11, by way of a rights issue only):

(i) to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii) to holders of other equity securities, as required by the rights of those securities or as the Board otherwise considers necessary,

but so that the Directors may impose any limits or make such exclusions or other arrangements as they consider expedient in relation to treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems under the laws of, or the requirements of any relevant regulatory body or stock exchange, in any territory, or any matter whatsoever; and

(b)	in the case of the authority granted under paragraph (a) of Resolution 11 and/or in the case of any transfer of treasury shares which is treated as an allotment of equity securities under section 560(3) of the Act, to the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal amount of £64,893,333.

and shall expire at the end of the next Annual General Meeting of the company to be held in 2011 (or, if earlier, at the close of business on 30th June 2011) save that the company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby had not expired.

13	Purchase of own shares by the company (Special resolution)

THAT the company be and is hereby generally and unconditionally authorised for the purposes of section 701 of the Act to make market purchases (within the meaning of section 693(4) of the Act) of its own Ordinary shares of 25p each provided that:

(a)	the maximum number of Ordinary shares hereby authorised to be purchased is 519,146,669;

(b)	the minimum price which may be paid for each Ordinary share is 25p;

(c)	the maximum price which may be paid for each Ordinary share shall be the higher of (i) an amount equal to 5% above the average market value for the company’s Ordinary shares for the five business days immediately preceding the day on which the Ordinary share is contracted to be purchased and (ii) the higher of the price of the last independent trade and the highest current independent bid on the London Stock Exchange Official List at the time the purchase is carried out; and

(d)	the authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next Annual General Meeting of the company to be held in 2011 or, if earlier, on 30th June 2011 (provided that the company may enter into a contract for the purchase of Ordinary shares before the expiry of this authority which would or might be completed wholly or partly after such expiry and the company may purchase Ordinary shares pursuant to any such contract under this authority).

15	Reduced notice of a general meeting other than an Annual General Meeting (Special resolution)

THAT a general meeting of the company other than an Annual General Meeting may be called on not less than 14 clear days’ notice.

16	Adopt new Articles of Association (Special resolution)

THAT:

(a)	the Articles of Association of the company be amended by deleting all the provisions of the company’s Memorandum of Association which, by virtue of section 28 of the Act, are to be treated as provisions of the company’s Articles of Association; and

(b)	the Articles of Association produced to the meeting, and initialled by the Chairman for the purpose of identification, be adopted as the Articles of Association of the company in substitution for, and to the exclusion of, all existing Articles of Association of the company.

Company No. 3888792

The Companies Acts 1948 to 2006

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

GlaxoSmithKline plc

Passed: 5 May 2011

At the ELEVENTH ANNUAL GENERAL MEETING of the Company held on Thursday 5th May 2011, the following resolutions were duly passed as SPECIAL RESOLUTIONS:-

22	Disapplication of pre-emption rights (Special resolution)

THAT subject to Resolution 21 being passed, in substitution for all subsisting authorities, the Directors be and are hereby empowered to allot equity securities (as defined in the Act) for cash pursuant to the authority conferred on the Directors by Resolution 21 and/or where such allotment constitutes an allotment of equity securities under section 560(3) of the Act, free of the restrictions in section 561(1) of the Act, provided that this power shall be limited:

(a)	to the allotment of equity securities in connection with an offer or issue of equity securities:

(i) to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii) to holders of other equity securities, as required by the rights of those securities or as the Board otherwise considers necessary,

but so that the Directors may impose any limits or make such exclusions or other arrangements as they consider expedient in relation to treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems under the laws of, or the requirements of any relevant regulatory body or stock exchange, in any territory, or any matter whatsoever; and

(b)	to the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal amount of £64,845,990.

and shall expire at the end of the next Annual General Meeting of the company to be held in 2012 (or, if earlier, at the close of business on 30th June 2012) save that the company may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby had not expired.

23	Purchase of own shares by the company (Special resolution)

THAT the company be and is hereby generally and unconditionally authorised for the purposes of section 701 of the Act to make market purchases (within the meaning of section 693(4) of the Act) of its own Ordinary shares of 25 pence each provided that:

(a)	the maximum number of Ordinary shares hereby authorised to be purchased is 518,767,924;

(b)	the minimum price which may be paid for each Ordinary share is 25 pence;

(c)	the maximum price, exclusive of expenses, which may be paid for each Ordinary share shall be the higher of (i) an amount equal to 5% above the average market value for the company’s Ordinary shares for the five business days immediately preceding the day on which the Ordinary share is contracted to be purchased; and (ii) the higher of the price of the last independent trade and the highest current independent bid on the London Stock Exchange Official List at the time the purchase is carried out; and

(d)	the authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next Annual General Meeting of the company to be held in 2012 or, if earlier, on 30th June 2012 (provided that the company may, before such expiry, enter into a contract for the purchase of Ordinary shares, which would or might be completed wholly or partly after such expiry and the company may purchase Ordinary shares pursuant to any such contract under this authority).

25	Reduced notice of a general meeting other than an Annual General Meeting (Special resolution)

THAT a general meeting of the company other than an Annual General Meeting may be called on not less than 14 clear days’ notice.

Company No. 3888792

The Companies Acts 1948 to 2006

COMPANY LIMITED BY SHARES

RESOLUTIONS

GlaxoSmithKline plc

Passed: 3 May 2012

At the TWEFLTH ANNUAL GENERAL MEETING of the Company held on Thursday 3 May 2012, the following resolutions were duly passed as SPECIAL RESOLUTIONS:-

21	Disapplication of pre-emption rights (special resolution)

THAT subject to resolution 20 being passed, in substitution for all subsisting authorities, the Directors be and are hereby empowered to allot equity securities (as defined in the Act) for cash pursuant to the authority conferred on the Directors by resolution 20 and/or where such allotment constitutes an allotment of equity securities under section 560(3) of the Act, free of the restrictions in section 561(1) of the Act, provided that this power shall be limited to:

(a)	the allotment of equity securities in connection with an offer or issue of equity securities to:

(i) Ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii) holders of other equity securities, as required by the rights of those securities or as the Board otherwise considers necessary,

but so that the Directors may impose any limits or make such exclusions or other arrangements as they consider expedient in relation to Treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems under the laws of, or the requirements of, any relevant regulatory body or stock exchange, in any territory, or any matter whatsoever; and

(b)	the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal amount of £63,109,370.

and shall expire at the end of the next AGM of the company to be held in 2013 or, if earlier, at the close of business on 28 June 2013, save that the company may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby had not expired.

22	Purchase of own shares by the company (special resolution)

THAT the company be and is hereby generally and unconditionally authorised for the purposes of section 701 of the Act to make market purchases (within the meaning of section 693(4) of the Act) of its own Ordinary Shares of 25 pence each provided that the:

(a)	maximum number of Ordinary Shares hereby authorised to be purchased is 504,874,967;

(b)	minimum price, exclusive of expenses, which may be paid for each Ordinary Share is 25 pence;

(c)	maximum price, exclusive of expenses, which may be paid for each Ordinary Share shall be the higher of (i) an amount equal to 5% above the average market value for the company’s Ordinary Shares for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and (ii) the higher of the price of the last independent trade and the highest current independent bid on the London Stock Exchange Official List at the time the purchase is carried out; and

(d)	authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next AGM of the company to be held in 2013 or, if earlier, at the close of business on 28 June 2013, save that the company may, before such expiry, enter into a contract for the purchase of Ordinary Shares which would or might be completed wholly or partly after such expiry and the company may purchase Ordinary Shares pursuant to any such contract as if this authority had not expired.

24	Reduced notice of a general meeting other than an Annual General Meeting (special resolution)

THAT a general meeting of the company other than an Annual General Meeting may be called on not less than 14 clear days’ notice.

Company No. 3888792

The Companies Acts 1948 to 2006

COMPANY LIMITED BY SHARES

RESOLUTIONS

GlaxoSmithKline plc

Passed: 1 May 2013

At the THIRNTEENTH ANNUAL GENERAL MEETING of the Company held on Wednesday 1 May 2013, the following resolutions were duly passed as SPECIAL RESOLUTIONS:-

22	Disapplication of pre-emption rights (special resolution)

THAT subject to resolution 21 being passed, in substitution for all subsisting authorities, the Directors be and are hereby empowered to allot equity securities (as defined in the Act) for cash pursuant to the authority conferred on the Directors by resolution 21 and/or where such allotment constitutes an allotment of equity securities under section 560(3) of the Act, free of the restrictions in section 561(1) of the Act, provided that this power shall be limited to:

(a)	the allotment of equity securities in connection with an offer or issue of equity securities to:

(i)	Ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii)	holders of other equity securities, as required by the rights of those securities or as the Board otherwise considers necessary,

but so that the Directors may impose any limits or make such exclusions or other arrangements as they consider expedient in relation to Treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems under the laws of, or the requirements of, any relevant regulatory body or stock exchange, in any territory, or any matter whatsoever; and

(b)	the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal amount of £61,330,345.

and shall expire at the end of the next AGM of the company to be held in 2014 or, if earlier, at the close of business on 30 June 2014, save that the company may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby had not expired.

23	Purchase of own shares by the company (special resolution)

THAT the company be and is hereby generally and unconditionally authorised for the purposes of section 701 of the Act to make market purchases (within the meaning of section 693(4) of the Act) of its own Ordinary Shares of 25 pence each provided that the:

(a)	maximum number of Ordinary Shares hereby authorised to be purchased is 490,642,760;

(b)	minimum price, exclusive of expenses, which may be paid for each Ordinary Share is 25 pence;

(c)	maximum price, exclusive of expenses, which may be paid for each Ordinary Share shall be the higher of (i) an amount equal to 5% above the average market value for the company’s Ordinary Shares for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and (ii) the higher of the price of the last independent trade and the highest current independent bid on the London Stock Exchange Official List at the time the purchase is carried out; and

(d)	authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next AGM of the company to be held in 2014 or, if earlier, at the close of business on 30 June 2014, save that the company may, before such expiry, enter into a contract for the purchase of Ordinary Shares which would or might be completed wholly or partly after such expiry and the company may purchase Ordinary Shares pursuant to any such contract as if this authority had not expired.

25	Reduced notice of a general meeting other than an Annual General Meeting (special resolution)

THAT a general meeting of the company other than an Annual General Meeting may be called on not less than 14 clear days’ notice.

Company No. 3888792

The Companies Acts 1948 to 2006

COMPANY LIMITED BY SHARES

RESOLUTIONS

GlaxoSmithKline plc

Passed: 7 May 2014

At the FOURTEENTH ANNUAL GENERAL MEETING of the Company held on Wednesday 7 May 2014, the following special resolutions were duly passed under special business:-

22	Disapplication of pre-emption rights (special resolution)

THAT subject to resolution 21 being passed, in substitution for all subsisting authorities, the Directors be and are hereby empowered to allot equity securities (as defined in the Act) for cash pursuant to the authority conferred on the Directors by resolution 21 and/or where such allotment constitutes an allotment of equity securities under section 560(3) of the Act, free of the restrictions in section 561(1) of the Act, provided that this power shall be limited to:

(a)	the allotment of equity securities in connection with an offer or issue of equity securities to:

(i)	Ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii)	holders of other equity securities, as required by the rights of those securities or as the Board otherwise considers necessary,

but so that the Directors may impose any limits or make such exclusions or other arrangements as they consider expedient in relation to Treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems under the laws of, or the requirements of, any relevant regulatory body or stock exchange, in any territory, or any matter whatsoever; and

(b)	the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal amount of £60,728,484,

and shall expire at the end of the next AGM of the company to be held in 2015 or, if earlier, at the close of business on 30 June 2015, save that the company may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby had not expired.

23	Purchase of own shares by the company (special resolution)

THAT the company be and is hereby generally and unconditionally authorised for the purposes of section 701 of the Act to make market purchases (within the meaning of section 693(4) of the Act) of its own Ordinary Shares of 25 pence each provided that the:

(a)	maximum number of Ordinary Shares hereby authorised to be purchased is 485,827,872;

(b)	minimum price, exclusive of expenses, which may be paid for each Ordinary Share is 25 pence;

(c)	maximum price, exclusive of expenses, which may be paid for each Ordinary Share shall be the higher of (i) an amount equal to 5% above the average market value for the company’s Ordinary Shares for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and (ii) the higher of the price of the last independent trade and the highest current independent bid on the London Stock Exchange Official List at the time the purchase is carried out; and

(d)	authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next AGM of the company to be held in 2015 or, if earlier, at the close of business on 30 June 2015, save that the company may, before such expiry, enter into a contract for the purchase of Ordinary Shares which would or might be completed wholly or partly after such expiry and the company may purchase Ordinary Shares pursuant to any such contract as if this authority had not expired.

25	Reduced notice of a general meeting other than an Annual General Meeting (special resolution)

THAT a general meeting of the company other than an Annual General Meeting may be called on not less than 14 clear days’ notice.

Company No. 3888792

The Companies Acts 1948 to 2006

COMPANY LIMITED BY SHARES

RESOLUTIONS

GlaxoSmithKline plc

Passed: 7 May 2015

At the FIFTEENTH ANNUAL GENERAL MEETING of the Company held on Thursday 7 May 2015, the following resolutions were duly passed under special business:-

18	Donations to political organisations and political expenditure (ordinary resolution)

THAT, in accordance with sections 366 and 367 of the Companies Act 2006 (the Act) the company is, and all companies that are, at any time during the period for which this resolution has effect, subsidiaries of the company as defined in the Act, are authorised in aggregate to:

(a)	make political donations, as defined in section 364 of the Act, to political parties and/or independent electoral candidates, as defined in section 363 of the Act, not exceeding £50,000 in total;

(b)	make political donations to political organisations other than political parties, as defined in section 363 of the Act, not exceeding £50,000 in total; and

(c)	incur political expenditure, as defined in section 365 of the Act, not exceeding £50,000 in total,

in each case during the period beginning with the date of passing this resolution and ending at the end of the next AGM of the company to be held in 2016 or, if earlier, at the close of business on 30 June 2016. In any event, the aggregate amount of political donations and political expenditure made or incurred under this authority shall not exceed £100,000.

19	Authority to allot shares (ordinary resolution)

THAT the Directors be and are hereby generally and unconditionally authorised, in accordance with section 551 of the Act, in substitution for all subsisting authorities, to exercise all powers of the company to allot shares in the company and to grant rights to subscribe for or convert any security into shares in the company up to an aggregate nominal amount of £405,360,976 which authority shall expire at the end of the next AGM of the company to be held in 2016 or, if earlier, at the close of business on 30 June 2016 (unless previously revoked or varied by the company in general meeting) save that under such authority the company may, before such expiry, make an offer or agreement which would or might require shares to be allotted or rights to subscribe for or convert any security into shares to be granted after such expiry and the Directors may allot shares or grant rights to subscribe for or convert any security into shares in pursuance of such an offer or agreement as if the relevant authority conferred hereby had not expired.

20	Disapplication of pre-emption rights (special resolution)

THAT subject to resolution 19 being passed, in substitution for all subsisting authorities, the Directors be and are hereby empowered to allot equity securities (as defined in the Act) for cash pursuant to the authority conferred on the Directors by resolution 19 and/or where such allotment constitutes an allotment of equity securities under section 560(3) of the Act, free of the restrictions in section 561(1) of the Act, provided that this power shall be limited to:

(a)	the allotment of equity securities in connection with an offer or issue of equity securities to:

(i)	Ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii)	holders of other equity securities, as required by the rights of those securities or as the Board otherwise considers necessary,

but so that the Directors may impose any limits or make such exclusions or other arrangements as they consider expedient in relation to Treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems under the laws of, or the requirements of, any relevant regulatory body or stock exchange, in any territory, or any matter whatsoever; and

(b)	the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal amount of £60,810,227, and shall expire at the end of the next AGM of the company to be held in 2016 or, if earlier, at the close of business on 30 June 2016, save that the company may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the relevant authority conferred hereby had not expired.

21	Purchase of own shares by the company (special resolution)

THAT the company be and is hereby generally and unconditionally authorised for the purposes of section 701 of the Act to make market purchases (within the meaning of section 693(4) of the Act) of its own Ordinary Shares of 25 pence each provided that the:

(a)	maximum number of Ordinary Shares hereby authorised to be purchased is 486,481,816;

(b)	minimum price, exclusive of expenses, which may be paid for each Ordinary Share is 25 pence;

(c)	maximum price, exclusive of expenses, which may be paid for each Ordinary Share shall be the higher of (i) an amount equal to 5% above the average market value for the company’s Ordinary Shares for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and (ii) the higher of the price of the last independent trade and the highest current independent bid on the London Stock Exchange Official List at the time the purchase is carried out; and

(d)	authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next AGM of the company to be held in 2016 or, if earlier, at the close of business on 30 June 2016, save that the company may, before such expiry, enter into a contract for the purchase of Ordinary Shares which would or might be completed wholly or partly after such expiry and the company may purchase Ordinary Shares pursuant to any such contract as if this authority had not expired.

22	Exemption from statement of the name of the senior statutory auditor in published copies of the auditors’ reports (ordinary resolution)

(a)	THAT:

in accordance with section 506 of the Act, the name of the person who signs the auditors’ reports to the company’s members on the annual accounts and auditable reports of the company for the year ending 31 December 2015 as senior statutory auditor (as defined in section 504 of the Act) for and on behalf of the company’s auditors, should not be stated in published copies of the reports (such publication being as defined in section 505 of the Act) and the copy of the reports to be delivered to the Registrar of Companies under Chapter 10 of Part 15 of the Act; and

(b)	the company considers on reasonable grounds that statement of the name of the senior statutory auditor would create or be likely to create a serious risk that the senior statutory auditor, or any other person, would be subject to violence or intimidation.

23	Reduced notice of a general meeting other than an AGM (special resolution)

THAT a general meeting of the company other than an AGM may be called on not less than 14 clear days’ notice.

24	Approval of the adoption of the GlaxoSmithKline Share Value Plan (ordinary resolution)

THAT the adoption of the GlaxoSmithKline Share Value Plan (the “Plan”), the principal features of which are summarised in the explanatory notes to this Notice and the rules of which have been signed for the purposes of identification by the Chairman, be and is hereby approved, and the Directors are hereby authorised to:

(a)	do whatever may be necessary or expedient to carry the Plan into effect, including making such modifications to the Plan as they may consider appropriate to take account of the requirements of the Financial Conduct Authority and best practice; and

(b)	establish further plans for the benefit of employees outside the UK, based on the Plan but modified to take account of local tax, exchange control or securities laws provided that any Ordinary Shares of the company made available under such further plans are treated as counting against the limits on individual participation, and overall participation contained in the Plan.

Company No. 3888792

The Companies Acts 1948 to 2006

COMPANY LIMITED BY SHARES

RESOLUTIONS

GlaxoSmithKline plc (the “Company”)

Passed: 5 May 2016

At the SIXTEENTH ANNUAL GENERAL MEETING of the Company held on Thursday 5 May 2016, the following special resolutions were duly passed under special business:-

18	Disapplication of pre-emption rights (special resolution)

THAT subject to resolution 17 being passed, in substitution for all subsisting authorities, the Directors be and are hereby empowered to allot equity securities (as defined in the Act) for cash pursuant to the authority conferred on the Directors by resolution 18 and/or where such allotment constitutes an allotment of equity securities under section 560(3) of the Act, free of the restrictions in section 561(1) of the Act, provided that this power shall be limited to:

(a)	the allotment of equity securities in connection with an offer or issue of equity securities to:

(i)	Ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii)	holders of other equity securities, as required by the rights of those securities or as the Board otherwise considers necessary,

but so that the Directors may impose any limits or make such exclusions or other arrangements as they consider expedient in relation to Treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems under the laws of, or the requirements of, any relevant regulatory body or stock exchange, in any territory, or any matter whatsoever; and

(b)	the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal amount of £121,759,464, and shall expire at the end of the next AGM of the company to be held in 2017 or, if earlier, at the close of business on 30 June 2017, save that the company may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the relevant authority conferred hereby had not expired.

19	Purchase of own shares by the company (special resolution)

THAT the company be and is hereby generally and unconditionally authorised for the purposes of section 701 of the Act to make market purchases (within the meaning of section 693(4) of the Act) of its own Ordinary Shares of 25 pence each provided that the:

(a)	maximum number of Ordinary Shares hereby authorised to be purchased is 487,037,856;

(b)	minimum price, exclusive of expenses, which may be paid for each Ordinary Share is 25 pence;

(c)	maximum price, exclusive of expenses, which may be paid for each Ordinary Share shall be the higher of (i) an amount equal to 5% above the average market value for the company’s Ordinary Shares for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and (ii) the higher of the price of the last independent trade and the highest current independent bid on the London Stock Exchange Official List at the time the purchase is carried out; and

(d)	authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next AGM of the company to be held in 2017 or, if earlier, at the close of business on 30 June 2017, save that the company may, before such expiry, enter into a contract for the purchase of Ordinary Shares which would or might be completed wholly or partly after such expiry and the company may purchase Ordinary Shares pursuant to any such contract as if this authority had not expired.

21	Reduced notice of a general meeting other than an AGM (special resolution)

THAT a general meeting of the company other than an AGM may be called on not less than 14 working days’ notice.

Company No. 3888792

The Companies Acts 1948 to 2006

COMPANY LIMITED BY SHARES

RESOLUTIONS

GlaxoSmithKline plc (the “Company”)

Passed: 4 May 2017

At the SEVENTEENTH ANNUAL GENERAL MEETING of the Company held on Thursday 4 May 2017, the following special resolutions were duly passed under special business by the requisite majority of the members of the Company in accordance with sections 282 and 283 of the Companies Act 2006 respectively:-

19	General power to disapply pre-emption rights (special resolution)

THAT, subject to resolution 18 being passed, the Directors be and are hereby empowered to allot equity securities (as defined in the Act) for cash under the authority given by that resolution and/or to sell Ordinary Shares held by the Company as Treasury shares for cash as if section 561 of the Act did not apply to any such allotment or sale, such power to be limited:

(a)	to the allotment of equity securities and sale of Treasury shares in connection with an offer of, or invitation to apply for, equity securities:

(i)	to Ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii)	to holders of other equity securities, as required by the rights of those securities, or as the Directors otherwise consider necessary,

but so that the Directors may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with Treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter whatsoever; and

(b)	to the allotment of equity securities or sale of Treasury shares (otherwise than under paragraph (a) above) up to a nominal amount of £61,462,493, such power to expire at the end of the next AGM of the Company (or, if earlier, at the close of business on 30 June 2018) but, in each case, prior to its expiry the Company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and Treasury shares to be sold) after the power expires and the Directors may allot equity securities (and sell Treasury shares) under any such offer or agreement as if the power had not expired.

20	Specific power to disapply pre-emption rights in connection with an acquisition or specified capital investment (special resolution)

THAT, subject to resolution 18 being passed, the Directors be and are hereby empowered in addition to any authority granted under resolution 19 to allot equity securities (as defined in the Act) for cash under the authority given by that resolution and/or to sell Ordinary Shares held by the Company as Treasury shares for cash as if section 561 of the Act did not apply to any such allotment or sale, such power to be:

(a)	limited to the allotment of equity securities or sale of Treasury shares up to a nominal amount of £61,462,493; and

(b)	used only for the purposes of financing (or refinancing, if the authority is to be used within six months after the original transaction) a transaction which the Directors determine to be an acquisition or other capital investment of a kind contemplated by the Statement of Principles on Disapplying Pre-Emption Rights most recently published by the Pre-Emption Group prior to the date of this notice, such power to expire at the end of the next AGM of the Company (or, if earlier, at the close of business on 30 June 2018) but, in each case, prior to its expiry the Company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and Treasury shares to be sold) after the power expires and the Directors may allot equity securities (and sell Treasury shares) under any such offer or agreement as if the power had not expired.

21	Purchase of own shares by the Company (special resolution)

THAT the Company be and is hereby generally and unconditionally authorised for the purposes of section 701 of the Act to make market purchases (within the meaning of section 693(4) of the Act) of its own Ordinary Shares of 25 pence each provided that the:

(a)	maximum number of Ordinary Shares hereby authorised to be purchased is 491,699,944;

(b)	minimum price, exclusive of expenses, which may be paid for each Ordinary Share is 25 pence;

(c)	maximum price, exclusive of expenses, which may be paid for each Ordinary Share shall be the higher of (i) an amount equal to 5% above the average market value for the Company’s Ordinary Shares for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and (ii) the higher of the price of the last independent trade and the highest current independent purchase bid at the time on the trading venue on which the purchase is carried out; and

(d)	authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next AGM of the Company to be held in 2018 or, if earlier, at the close of business on 30 June 2018, save that the Company may, before such expiry, enter into a contract for the purchase of Ordinary Shares which would or might be completed wholly or partly after such expiry and the Company may purchase Ordinary Shares pursuant to any such contract as if this authority had not expired.

23	Reduced notice of a general meeting other than an AGM (special resolution)

THAT a general meeting of the Company other than an AGM may be called on not less than 14 clear days’ notice.

Company No. 3888792

ARTICLES OF ASSOCIATION

(As adopted by Special Resolution passed on 6 May 2010 and amended by Special

Resolutions passed on 5 May 2011, 3 May 2012, 1 May 2013, 7 May 2014, 7 May 2015,

5 May 2016 and 4 May 2017)

OF

GLAXOSMITHKLINE PLC

24.	Interest Due on Non-Payment	10

25.	Sums Due on Allotment Treated as Calls	11

26.	Power to Differentiate	11

27.	Payment of Calls in Advance	11

28.	Notice if Call or Instalment Not Paid	11

29.	Form of Notice	11

30.	Forfeiture for Non-Compliance with Notice	11

31.	Notice after Forfeiture	12

32.	Sale of Forfeited Shares	12

33.	Arrears to be Paid Notwithstanding Forfeiture	12

34.	Statutory Declaration as to Forfeiture	12

35.	Transfer	12

36.	Signing of Transfer	13

37.	Rights to Decline Registration of Partly Paid Shares	13

38.	Other Rights to Decline Registration	13

39.	No Fee for Registration	14

40.	Untraced Shareholders	14

41.	Transmission on Death	15

42.	Entry of Transmission in Register	15

43.	Election of Person Entitled by Transmission	15

44.	Rights of Person Entitled by Transmission	16

45.	Sub-division	16

46.	Fractions	16

47.	Omission or Non-Receipt of Notice	16

48.	Postponement of General Meetings	17

49.	Resolutions of members at Annual General Meetings	17

50.	Quorum	17

51.	Procedure if Quorum Not Present	18

52.	Security Arrangements	18

53.	Confidential Information	19

54.	Chairman of General Meeting	19

55.	Orderly Conduct	19

56.	Entitlement to Attend and Speak	19

57.	Adjournments	20

58.	Notice of Adjournment	20

59.	Amendments to Resolutions	20

60.	Amendments Ruled Out of Order	20

61.	Votes of Members	21

62.	Method of Voting	21

63.	Votes of Joint Holders	21

64.	Voting on Behalf of Incapable Member	21

65.	No Right to Vote where Sums Overdue on Shares	21

66.	Objections or Errors in Voting	22

67.	Meaning of Approved Depositary	22

68.	Appointment of Approved Depositaries	22

69.	Register of Approved Depositaries	23

70.	Approved Depositaries’ Attendance at General Meetings	23

71.	Proxies of Appointed Depositaries	23

72.	Identifying Appointed Proxies	23

73.	Appointment of Proxies	24

74.	Receipt of Proxies	24

75.	Maximum Validity of Proxy	25

76.	Form of Proxy	25

77.	Cancellation of Proxy’s Authority	26

78.	Separate General Meetings	26

79.	Number of Directors	26

80.	Directors’ Shareholding Qualification	26

81.	Power of Company to Appoint Directors	26

82.	Power of Board to Appoint Directors	26

83.	Retirement of Directors by Rotation	27

84.	Filling Vacancies	27

85.	Power of Removal by Special Resolution	27

86.	Persons Eligible as Directors	27

87.	Position of Retiring Directors	27

88.	Vacation of Office by Directors	28

89.	Alternate Directors	28

90.	Executive Directors	29

91.	Directors’ Fees	30

92.	Additional Remuneration	30

93.	Expenses	31

94.	Pensions and Gratuities for Directors	31

95.	Conflicts of interest requiring board authorisation	32

96.	Other conflicts of interest	33

97.	Benefits	33

98.	Quorum and voting requirements	33

99.	General	36

100.	General Powers of Company Vested in Board	36

101.	Borrowing Powers	36

102.	Agents	36

103.	Delegation to Individual Directors	37

104.	Registers	37

105.	Provision for Employees	38

106.	Board Meetings	38

107.	Notice of Board Meetings	38

108.	Quorum	38

109.	Directors below Minimum through Vacancies	38

110.	Appointment of Chairman	38

111.	Competence of Meetings	39

112.	Voting	39

113.	Delegation to Committees	39

114.	Participation in Meetings	39

115.	Resolution in Writing	40

116.	Validity of Acts of Board or Committee	40

117.	Use of Seals	40

118.	Declaration of Dividends by Company	40

119.	Payment of Interim and Fixed Dividends by Board	40

120.	Calculation and Currency of Dividends	41

121.	Amounts Due on Shares may be Deducted from Dividends	41

122.	No Interest on Dividends	41

123.	Payment Procedure	41

124.	Uncashed Dividends	42

125.	Forfeiture of Unclaimed Dividends	42

126.	Dividends Not in Cash	43

127.	Scrip Dividends and Dividend Plans Generally	43

128.	Power to Capitalise Reserves and Funds	45

129.	Settlement of Difficulties in Distribution	46

130.	Power to Choose Any Record Date	46

131.	Inspection of Records	46

132.	Summary Financial Statements	46

133.	Method of Service	46

134.	Record Date for Service	47

135.	Members Resident Abroad or on Branch Registers	48

136.	Service of Notice on Person Entitled by Transmission	48

137.	Deemed Delivery	49

138.	Notice When Post Not Available	49

139.	Presumptions Where Documents Destroyed	50

140.	Indemnity of Directors	51

ARTICLES OF ASSOCIATION

of

GLAXOSMITHKLINE PLC

(adopted by Special Resolution passed on 6 May 2010)

Interpretation

1.	Exclusion of Model Articles

No articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as the articles of the company.

2.	Definitions

In these articles unless the context otherwise requires:

“address” includes a number or address used for the purposes of sending or receiving documents or information by electronic means;

“these articles” means these articles of association as altered from time to time and the expression “this article” shall be construed accordingly;

“associated company” means any company (i) which is the company’s holding company or (ii) in which the company or its holding company or any of the predecessors of the company or of such holding company has any interest whether direct or indirect or (iii) which is in any way allied to or associated with the company or its holding company or any of the predecessors of the company or of such holding company, of (iv) which is a subsidiary undertaking or any other associated company;

“the auditors” means the auditors from time to time of the company or, in the case of joint auditors, any one of them;

“the Bank of England base rate” means the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998;

“the board” means the board of directors from time to time of the company or the directors present at a meeting of the directors at which a quorum is present;

“certificated share” means a share which is not an uncertificated share and references in these articles to a share being held in certificated form shall be construed accordingly;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“the Companies Acts” means every statute (including any orders, regulations or other subordinate legislation made under it) from time to time in force concerning companies in so far as it applies to the company;

“the holder” in relation to any shares means the person whose name is entered in the register as the holder of those shares;

“the office” means the registered office from time to time of the company;

“paid up” means paid up or credited as paid up;

“participating class” means a class of shares title to which is permitted by an Operator to be transferred by means of a relevant system;

“person entitled by transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

“the register” means the register of members of the company;

“seal” means any common or official seal that the company may be permitted to have under the Companies Acts;

“the secretary” means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the company and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary;

“the uncertificated securities rules” means any provision of the Companies Acts relating to the holding, evidencing of title to, or transfer of uncertificated shares and any legislation, rules or other arrangements made under or by virtue of such provision;

“uncertificated share” means a share of a class which is at the relevant time a participating class, title to which is recorded on the register as being held in uncertificated form and references in these articles to a share being held in uncertificated form shall be construed accordingly;

“United Kingdom” means Great Britain and Northern Ireland;

references to a document being signed or to signature include references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the Companies Acts;

references to writing include references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise;

words or expressions to which a particular meaning is given by the Companies Acts in force when these articles or any part of these articles are adopted bear (if not inconsistent with the subject matter or context) the same meaning in these articles or that part (as the case may be) save that the word “company” shall include any body corporate; and

references to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

Headings are included only for convenience and shall not affect meaning.

3.	Limited Liability

The liability of members of the company is limited to the amount, if any, unpaid on the shares in the company held by them.

4.	Change of Name

The company may change its name by resolution of the board.

Share Capital

5.	Rights Attached to Shares

Subject to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as the company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the board may decide. Such rights and restrictions shall apply to the relevant shares as if the same were set out in these articles.

6.	Redeemable Shares

Subject to any rights attached to existing shares, any share may be issued which is to be redeemed, or is liable to be redeemed at the option of the company or the holder. The board may determine the terms, conditions and manner of redemption of any redeemable share so issued. Such terms and conditions shall apply to the relevant shares as if the same were set out in these articles.

7.	Variation of Rights

Subject to the provisions of the Companies Acts, all or any of the rights attached to any existing class of shares may from time to time (whether or not the company is being wound up) be varied either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of those shares. All the provisions of these articles as to general meetings of the company shall, with any necessary modifications, apply to any such separate general meeting, but so that the necessary quorum shall be two persons entitled to vote and holding or representing by proxy not less than one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), (but so that at any adjourned meeting one holder entitled to vote and present in person or by proxy (whatever the number of shares held by him) shall be a quorum). The foregoing provisions of this article shall apply to the variation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class and their special rights were to be varied.

8.	Pari Passu Issues

The rights conferred upon the holders of any shares shall not, unless otherwise expressly provided in the rights attaching to those shares, be deemed to be varied by the creation or issue of further shares ranking pari passu with them.

9.	Shares

Subject to the provisions of these articles and to any resolution passed by the company and without prejudice to any rights attached to existing shares, the board may offer, allot, grant options over or otherwise deal with or dispose of shares in the company to such persons, at such times and for such consideration and upon such terms as the board may decide.

10.	Payment of Commission

The company may in connection with the issue of any shares or the sale for cash of treasury shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts. Any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly-paid shares or other securities or partly in one way and partly in the other.

11.	Trusts Not Recognised

Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the company as holding any share upon any trust and the company shall not be bound by or required in any way to recognise (even when having notice of it) any interest in any share or (except only as by these articles or by law otherwise provided) any other right in respect of any share other than an absolute right to the whole of the share in the holder.

12.	Suspension of Rights Where Non-Disclosure of Interest

(A)

Where the holder of any shares in the company, or any other person appearing to be interested in those shares, fails to comply within the relevant period with any statutory notice in respect of those shares or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, the company may give the holder of those shares a further notice (a “restriction notice”) to the effect that from the service of the restriction notice those shares will be subject to some or all of the relevant restrictions, and from service of the restriction notice those shares shall, notwithstanding any other provision of these articles, be subject to those relevant restrictions accordingly. For the purpose of enforcing the relevant restriction referred to in sub-paragraph (iii) of the definition of “relevant restrictions”, the board may give notice to the relevant member requiring the member to change the relevant shares held in uncertificated form to certificated form by the time stated in the notice and to keep them in certificated form for as long as the board requires. The notice may also state that the member may not change any of the relevant shares held in certificated form to uncertificated form. If the member does not comply with the notice, the board may authorise any person to instruct the Operator to change the relevant shares held in uncertificated form to certificated form.

(B)	If after the service of a restriction notice in respect of any shares the board is satisfied that all information required by any statutory notice relating to those shares or any of them from their holder or any other person appearing to be interested in the shares the subject of the restriction notice has been supplied, the company shall, within seven days, cancel the restriction notice. The company may at any time at its discretion cancel any restriction notice or exclude any shares from it. The company shall cancel a restriction notice within seven days after receipt of a notice in writing that the relevant shares have been transferred pursuant to an arm’s length sale.

(C)	Where any restriction notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld by reason of that notice shall be paid without interest to the person who would but for the notice have been entitled to them or as he may direct.

(D)	Any new shares in the company issued in right of any shares subject to a restriction notice shall also be subject to the restriction notice, and the board may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the restriction notice when such shares are issued.

(E)	Any holder of shares on whom a restriction notice has been served may at any time request the company to give in writing the reason why the restriction notice has been served, or why it remains uncancelled, and within 14 days of receipt of such a notice the company shall give that information accordingly.

(F)	Where a person appearing to be interested in shares has been served with a statutory notice and the shares in which he appears to be interested are held by an Approved Depositary, this article applies only to those shares which are held by the Approved Depositary in which that person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Approved Depositary.

(G)	Where a member who is an Approved Depositary has been served with a statutory notice, the obligations of that member will be limited to disclosing to the company information relating to any person who appears to be interested in the shares held by it which has been recorded by it in accordance with the arrangement under which it was appointed as an Approved Depositary.

(H)	If a statutory notice is given by the company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the failure or omission to do so or the non-receipt of the copy by the holder shall not invalidate such notice.

(I)	This article is in addition to, and shall not in any way prejudice or affect, the statutory rights of the company arising from any failure by any person to give any information required by a statutory notice within the time specified in it. For the purpose of this article a statutory notice need not specify the relevant period, and may require any information to be given before the expiry of the relevant period.

(J)	In this article:

a sale is an “arm’s length sale” if the board is satisfied that it is a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the holder or with any person appearing to be interested in such shares and shall include a sale made by way of or in pursuance of acceptance of a takeover offer and a sale made through a recognised investment exchange or any other stock exchange outside the United Kingdom. For this purpose an associate (within the definition of that expression in any statute relating to insolvency in force at the date of adoption of this article) shall be included amongst the persons who are connected with the holder or any person appearing to be interested in such shares;

“person appearing to be interested” in any shares shall mean any person named in a response to a statutory notice or otherwise notified to the company by a member as being so interested or shown in any register or record kept by the company under the Companies Acts as so interested or, taking into account a response or failure to respond in the light of the response to any other statutory notice and any other relevant information in the possession of the company, any person whom the company knows or has reasonable cause to believe is or may be so interested;

“person with a 0.25 per cent. interest” means a person who holds, or is shown in any register or record kept by the company under the Companies Acts as having an interest in, shares in the company which comprise in total at least 0.25 per cent. in number or nominal value of the shares of the company (calculated exclusive of any shares held as treasury shares), or of any class of such shares (calculated exclusive of any shares of that class held as treasury shares), in issue at the date of service of the restriction notice;

“relevant period” means a period of 14 days following service of a statutory notice;

“relevant restrictions” mean in the case of a restriction notice served on a person with a 0.25 per cent. interest that:

(i)	the shares shall not confer on the holder any right to attend or vote either personally or by proxy at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company or to exercise any other right conferred by membership in relation to general meetings;

(ii)	the board may withhold payment of all or any part of any dividends or other moneys payable in respect of the shares and the holder shall not be entitled to receive shares in lieu of dividend;

(iii)	the board may decline to register a transfer of any of the shares which are certificated shares, unless such a transfer is pursuant to an arm’s length sale,

and in any other case mean only the restriction specified in sub-paragraph (i) of this definition; and

“statutory notice” means a notice served by the company under the Companies Acts requiring particulars of interests in shares or of the identity of persons interested in shares.

13.	Uncertificated Shares

(A)	Pursuant and subject to the uncertificated securities rules, the board may permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The board may also, subject to compliance with the uncertificated securities rules, determine at any time that title to any class of shares may from a date specified by the board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system.

(B)	In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these articles shall apply or have effect to the extent that it is inconsistent in any respect with:

(i)	the holding of shares of that class in uncertificated form;

(ii)	the transfer of title to shares of that class by means of a relevant system; and

(iii)	any provision of the uncertificated securities rules,

and, without prejudice to the generality of this article, no provision of these articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the uncertificated securities rules, of an Operator register of securities in respect of that class of shares in uncertificated form.

(C)	Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the uncertificated securities rules.

(D)	If, under these articles or the Companies Acts, the company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these articles and the Companies Acts, such entitlement shall include the right of the board to:

(i)	require the holder of that uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for as long as the board requires;

(ii)	appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as they had been taken by the registered holder of that share; and

(iii)	take such other action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

(E)	Unless the board otherwise determines, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form. However shares held in uncertificated form shall not be treated as forming a class which is separate from certificated shares with the same rights.

(F)	Unless the board otherwise determines or the uncertificated securities rules otherwise require, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

(G)	The company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the uncertificated securities rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the company in reliance on such assumption; in particular, any provision of these articles which requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

14.	Right to Share Certificates

Every person (except a person to whom the company is not by law required to issue a certificate) whose name is entered in the register as a holder of any certificated shares shall be entitled, without payment, to receive within the time limits prescribed by the Companies Acts (or, if earlier, within any prescribed time limit or within a time specified when the shares were issued) one certificate for all those shares of any one class. In the case of a certificated share held jointly by several persons, the company shall not be bound to issue more than one certificate and delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A member who transfers some but not all of the shares comprised in a certificate shall be entitled to a certificate for the balance without charge to the extent the balance is to be held in certificated form.

15.	Replacement of Share Certificates

If a share certificate is defaced, worn out, lost or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity as the board may decide and, where it is defaced or worn out, after delivery of the old certificate to the company. Any two or more certificates representing shares of any one class held by any member shall at his request be cancelled and a single new certificate for such shares issued in lieu. Any certificate representing shares of any one class held by any member may at his request be cancelled and two or more certificates for such shares may be issued instead. The board may require the payment of any exceptional out-of-pocket expenses of the company incurred in connection with the issue of any certificates under this article. Any one of two or more joint holders may request replacement certificates under this article.

16.	Share Certificates Sent at Holder’s Risk

Every share certificate sent in accordance with these articles will be sent at the risk of the member or other person entitled to the certificate. The company will not be responsible for any share certificate lost or delayed in the course of delivery.

17.	Execution of Share Certificates

Every share certificate shall be executed under a seal or in such other manner as the board, having regard to the terms of issue and any listing requirements, may authorise and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares. The board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them or that the certificates need not be signed by any person.

Lien

18.	Company’s Lien on Shares Not Fully Paid

The company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the company (whether presently or not) in respect of that share. The company’s lien on a share shall extend to every amount payable in respect of it. The board may at any time either generally or in any particular case waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article.

19.	Enforcing Lien by Sale

The company may sell, in such manner as the board may decide, any share on which the company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice has been served on the holder of the share or the person who is entitled by transmission to the share, demanding payment and stating that if the notice is not complied with the share may be sold. For giving effect to the sale the board may authorise some person to sign an instrument of transfer of the share sold to or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in relation to the sale.

20.	Application of Proceeds of Sale

The net proceeds, after payment of the costs, of the sale by the company of any share on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as it is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale and upon surrender, if required by the company, for cancellation of the certificate for the share sold) be paid to the person who was entitled to the share at the time of the sale.

Calls on Shares

21.	Calls

Subject to the terms of issue, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each member shall (subject to the company serving upon him at least 14 clear days’ notice specifying when and where payment is to be made) pay to the company as required by the notice the amount called on his shares. A call may be made payable by instalments. A call may be revoked or postponed, in whole or in part, as the board may decide. A person upon whom a call is made shall remain liable jointly and severally with the successors in title to his shares for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

22.	Timing of Calls

A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

23.	Liability of Joint Holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

24.	Interest Due on Non-Payment

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate (not exceeding the Bank of England base rate by more than five percentage points) as the board may decide, and all expenses that have been incurred by the company by reason of such non-payment, but the board shall be at liberty in any case or cases to waive payment of the interest or expenses wholly or in part.

25.	Sums Due on Allotment Treated as Calls

Any amount which becomes payable in respect of a share on allotment or on any other date fixed by or in accordance with the terms of issue, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid, all the provisions of these articles shall apply as if the sum had become due and payable by virtue of a call.

26.	Power to Differentiate

The board may on or before the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

27.	Payment of Calls in Advance

The board may, if it thinks fit, receive from any member who is willing to advance them all or any part of the moneys uncalled and unpaid upon any shares held by him and on all or any of the moneys so advanced may (until they would, but for the advance, become presently payable) pay interest at such rate (not exceeding the Bank of England base rate by more than five percentage points, unless the company by ordinary resolution shall otherwise direct) as the board may decide.

Forfeiture of Shares

28.	Notice if Call or Instalment Not Paid

If any call or instalment of a call remains unpaid on any share after the day appointed for payment, the board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses incurred by the company by reason of such non-payment.

29.	Form of Notice

The notice shall name a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which the call has been made or instalment is payable will be liable to be forfeited.

30.	Forfeiture for Non-Compliance with Notice

If the notice is not complied with, any share in respect of which it was given may, at any time before payment of all calls or instalments and interest and expenses due in respect of it have been made, be forfeited by a resolution of the board to that effect and the forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture. The board may accept the surrender of any share liable to be forfeited and, in that event, references in these articles to forfeiture shall include surrender.

31.	Notice after Forfeiture

When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be invalidated by any omission or neglect to give notice.

32.	Sale of Forfeited Shares

Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to be the property of the company and may be sold or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person upon such terms and in such manner as the board shall decide. The board may for the purposes of the disposal authorise some person to sign an instrument of transfer to the designated transferee. The company may receive the consideration (if any) given for the share on its disposal. At any time before a sale or disposition the forfeiture may be cancelled by the board on such terms as the board may decide.

33.	Arrears to be Paid Notwithstanding Forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the company for cancellation the certificate for the forfeited shares but shall remain liable to pay to the company all moneys which at the date of the forfeiture were payable by him to the company in respect of those shares with interest thereon at such rate (not exceeding the Bank of England base rate by more than five percentage points) as the board may decide from the date of forfeiture until payment, and the company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal.

34.	Statutory Declaration as to Forfeiture

A statutory declaration that the declarant is a director of the company or the secretary and that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the signing of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale or disposal.

Transfer of Shares

35.	Transfer

(A)	Subject to such of the restrictions of these articles as may be applicable:

(i)	any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for, and subject as provided in, the uncertificated securities rules, and accordingly no provision of these articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and

(ii)	any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the board may approve.

(B)	The transferor of a share shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the register in respect of it.

36.	Signing of Transfer

The instrument of transfer of a certificated share shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee. All instruments of transfer, when registered, may be retained by the company.

37.	Rights to Decline Registration of Partly Paid Shares

The board can decline to register any transfer of any share which is not a fully paid share.

38.	Other Rights to Decline Registration

(A)	Registration of a transfer of an uncertificated share may be refused in the circumstances set out in the uncertificated securities rules, and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.

(B)	The board may decline to register any transfer of a certificated share unless:

(i)	the instrument of transfer is duly stamped or duly certified or otherwise shown to the satisfaction of the board to be exempt from stamp duty and is left at the office or such other place as the board may from time to time determine accompanied (save in the case of a transfer by a person to whom the company is not required by law to issue a certificate and to whom a certificate has not been issued) by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the person signing the instrument of transfer to make the transfer and, if the instrument of transfer is signed by some other person on his behalf, the authority of that person so to do;

(ii)	the instrument of transfer is in respect of only one class of share; and

(iii)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

(C)	For all purposes of these articles relating to the registration of transfers of shares, the renunciation of the allotment of any shares by the allottee in favour of some other person shall be deemed to be a transfer and the board shall have the same powers of refusing to give effect to such a renunciation as if it were a transfer.

39.	No Fee for Registration

No fee shall be charged by the company for registering any transfer, document or instruction relating to or affecting the title to any share or for making any other entry in the register.

40.	Untraced Shareholders

(A)	The company may sell any certificated shares in the company on behalf of the holder of, or person entitled by transmission to, the shares at the best price reasonably obtainable at the time of sale if:

(i)	the shares have been in issue either in certificated or uncertificated form throughout the qualifying period and at least three cash dividends have become payable on the shares during the qualifying period;

(ii)	no cash dividend payable on the shares has either been claimed by presentation to the paying bank of the relevant cheque or warrant or been satisfied by the transfer of funds to a bank account designated by the holder of, or person entitled by transmission to, the shares or by the transfer of funds by means of a relevant system at any time during the relevant period;

(iii)	so far as any director of the company at the end of the relevant period is then aware, the company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the shares; and

(iv)	the company has caused two advertisements to be published, one in a newspaper with a national circulation and the other in a newspaper circulating in the area in which the last known postal address of the holder of, or person entitled by transmission to, the shares or the postal address at which service of notices may be effected under these articles is located, giving notice of its intention to sell the shares and a period of three months has elapsed from the date of publication of the advertisements or of the last of the two advertisements to be published if they are published on different dates.

(B)	The company shall also be entitled to sell at the best price reasonably obtainable at the time of sale any additional certificated shares in the company issued either in certificated or uncertificated form during the qualifying period in right of any share to which paragraph (A) of this article applies (or in right of any share so issued), if the criteria in paragraph (A)(ii) to (iv) are satisfied in relation to the additional shares.

(C)

To give effect to any sale of shares pursuant to this article the board may authorise some person to transfer the shares in question and an instrument of transfer signed by that person shall be as effective as if it had been signed by the holder of, or person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the company and, upon their receipt, the company shall become indebted to the former holder of, or person entitled by transmission to, the shares for an amount equal to the net proceeds unless and until forfeited under this article. No trust shall be created in respect of the debt and no interest shall be payable in respect of it and the company shall not be required to account for any moneys earned from the net proceeds which may be employed in the business of the company or as it thinks fit. If no valid claim for the money has been received by the company during a period of six years from the date on which the relevant shares were sold by the company under this article, the money will be forfeited and will belong to the company.

(D)	For the purpose of this article:

“the qualifying period” means the period of 10 years immediately preceding the date of publication of the advertisements referred to in paragraph (A)(iv) above or of the first of the two advertisements to be published if they are published on different dates; and

“the relevant period” means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of paragraphs (A)(i) to (iv) above have been satisfied.

Transmission of Shares

41.	Transmission on Death

If a member dies, the survivor or survivors, where he was a joint holder, and his personal representatives, where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his shares; but nothing contained in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.

42.	Entry of Transmission in Register

Where the entitlement of a person to a certificated share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the board, the board shall within two months after proof cause the entitlement of that person to be noted in the register.

43.	Election of Person Entitled by Transmission

Any person entitled by transmission to a share may, subject as provided elsewhere in these articles, elect either to become the holder of the share or to have some person nominated by him registered as the holder. If he elects to be registered himself he shall give notice to the company to that effect. If he elects to have another person registered and the share is a certificated share, he shall sign an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including, without limitation, the signing of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. The board may at any time require the person to elect either to be registered himself or to transfer the share and if the requirements are not complied with within 60 days of being issued the board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements have been complied with. All the provisions of these articles relating to the transfer of, and registration of transfers of, shares shall apply to the notice or transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or transfer was given or signed by the member.

44.	Rights of Person Entitled by Transmission

Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share shall cease, but the person entitled by transmission to the share may give a good discharge for any dividends or other moneys payable in respect of it and shall have the same rights in relation to the share as he would have had if he were the holder of it save that, until he becomes the holder, he shall not be entitled in respect of the share (except with the authority of the board) to receive notice of, or to attend or vote at, any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company or to exercise any other right conferred by membership in relation to general meetings.

Alteration of Share Capital

45.	Sub-division

Any resolution authorising the company to sub-divide its shares or any of them may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others.

46.	Fractions

Whenever as a result of a consolidation, consolidation and sub-division or sub-division of shares any holders would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit including by ignoring fractions altogether or by aggregating and selling them or by dealing with them in some other way. For the purposes of effecting any such sale, the board may arrange for the shares representing the fractions to be entered in the register as certificated shares. The board may sell shares representing fractions to any person, including the company and may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

Notice of General Meetings

47.	Omission or Non-Receipt of Notice

(A)	The accidental omission to give any notice of a meeting or the accidental omission to send or supply any document or other information relating to any meeting to, or the non-receipt (even if the company becomes aware of such non-receipt) of any such notice, document or other information by, any person entitled to receive the notice, document or other information shall not invalidate the proceedings at that meeting.

(B)	A member present in person or by proxy at a meeting shall be deemed to have received proper notice of that meeting and, where applicable, of the purpose of that meeting.

48.	Postponement of General Meetings

If the board, in its absolute discretion, considers that it is impractical or undesirable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone or move the general meeting to another date, time and/or place. The board shall take reasonable steps to ensure that notice of the date, time and place of the rearranged meeting is given to any member trying to attend the meeting at the original time and place. Notice of the date, time and place of the rearranged meeting shall, if practicable, also be placed in: (i) at least two national newspapers in the United Kingdom, and (ii) The Wall Street Journal and/or such other newspaper published in the United States as the directors consider to be appropriate. Notice of the business to be transacted at such rearranged meeting shall not be required. If a meeting is rearranged in this way, the appointment of a proxy will be valid if it is received as required by these articles not less than 48 hours before the time appointed for holding the rearranged meeting. The board may also postpone or move the rearranged meeting under this article.

49.	Resolutions of members at Annual General Meetings

(A)	If, on or before, 31st January in any year any members shall, in accordance with the Companies Acts, require the company, in relation to the Annual General Meeting to be held in that year, to give notice of a resolution which may properly be moved or require the company to circulate a statement in acceptable form, the company shall circulate that resolution or statement with the notice of the Annual General Meeting without cost to the requisitionists.

(B)	If any such requisition is made in accordance with the Companies Acts after 31st January in any year and prior to the Annual General Meeting to be held in that year, the company shall require that the requisitionists deposit or tender a sum sufficient to meet the Company’s reasonable expenses in complying with such requisition in accordance with the Companies Acts.

Proceedings at General Meetings

50.	Quorum

(A)	No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting which shall not be treated as part of the business of the meeting. Save as otherwise provided by these articles, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes. A shareholder which is a company is to be considered present if it is represented by a duly authorised representative.

(B)

If the directors so determine, any or all members (or their proxies) may participate in a general meeting by means of a conference telephone, video teleconference equipment or any communication equipment which allows all persons participating in the meeting to speak to and hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. A meeting which takes place by conference telephone, video teleconference or other such communication equipment will be treated as taking place at the place where the chairman is.

51.	Procedure if Quorum Not Present

If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting:

(i)	if convened by or upon the requisition of members, shall be dissolved; and

(ii)	in any other case, it shall stand adjourned to such other day (being not less than ten days later, excluding the day on which the meeting is adjourned and the day for which it is reconvened) and at such other time or place as the chairman of the meeting may decide. At any adjourned meeting one member present in person or by proxy and entitled to vote (whatever the number of shares held by him) shall be a quorum and any notice of an adjourned meeting shall state that one member present in person or by proxy and entitled to vote (whatever the number of shares held by him) shall be a quorum.

52.	Security Arrangements

(A)	The directors or the secretary may take any action and may put in place any arrangements both before and during any meeting that they/he consider appropriate for:

(i)	the safety of people attending a meeting;

(ii)	proper and orderly conduct of a meeting; or

(iii)	the meeting to reflect the wishes of the majority.

(B)	This includes the power to refuse entry to, or eject from meetings, any person who fails to comply with any arrangements made or any person who in the opinion of the directors or the secretary is acting in a manner that threatens the safety of people attending the meeting and/or the proper and orderly conduct at a meeting.

(C)	The board may direct that persons wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions (including, without limitation, a requirement that such persons refrain from taking electronic equipment into a general meeting) as the board shall consider appropriate in the circumstances and the board shall be entitled in its absolute discretion to, or to authorise some one or more persons who shall include a director or the secretary or the chairman of the meeting to, refuse entry to, or to eject from, such general meeting any person who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

53.	Confidential Information

No shareholder at any general meeting is entitled to require disclosure of or any information about any detail of the company’s trading, or any matter that is or may be in the nature of a trade secret, commercial secret or secret process, or that may relate to the conduct of the business of the company, if the directors decide it would be inexpedient in the interests of the company to make that information public.

54.	Chairman of General Meeting

The chairman (if any) of the board or, in his absence, the deputy chairman (if any) shall preside as chairman at every general meeting. If more than one deputy chairman is present they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chairman who has been in office as a director longest shall take the chair. If there is no chairman or deputy chairman, or if at any meeting neither the chairman nor any deputy chairman is present within five minutes after the time appointed for the commencement of the meeting, or if neither the chairman nor any deputy chairman is willing to act as chairman, the directors present shall choose one of their number to act, or if one director only is present he shall preside as chairman of the meeting if willing to act. If no director is present, or if each of the directors present declines to take the chair, the persons present and entitled to vote shall appoint one of their number to be chairman of the meeting. Nothing in these articles shall restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.

55.	Orderly Conduct

(A)	The chairman of the meeting shall take such action or give directions for such action to be taken as he thinks fit to promote the orderly conduct of the business of the meeting. The chairman’s decision on points of order, matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any point or matter is of such a nature.

(B)	The directors may arrange for any people who they consider cannot be seated in the main meeting room, where the chairman will be, to attend and take part in a general meeting in an overflow room or rooms. Any overflow room will have a live video link from the main room, and a two-way sound link. The notice of the meeting does not have to give details of any arrangements under this Article. The directors may decide how to divide people between the main room and any overflow room. If any overflow room is used, the meeting will be treated as being held, and taking place, in the main room.

56.	Entitlement to Attend and Speak

Each director shall be entitled to attend and speak at any general meeting of the company. The chairman of the meeting may invite any person to attend and speak at any general meeting of the company where he considers that this will assist in the deliberations of the meeting.

57.	Adjournments

The chairman of the meeting may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either sine die or to another time or place where it appears to him that (a) the members entitled to vote and wishing to attend cannot be conveniently accommodated in the place appointed for the meeting (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. In addition, the chairman of the meeting may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either sine die or to another time or place. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the board. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place. Any meeting may be adjourned more than once.

58.	Notice of Adjournment

If the continuation of an adjourned meeting is to take place three months or more after it was adjourned or if business is to be transacted at an adjourned meeting the general nature of which was not stated in the notice of the original meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided in this article, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

Amendments

59.	Amendments to Resolutions

In the case of a resolution duly proposed as a special resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon and in the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least two working days prior to the date appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been received by the company at its office or the chairman of the meeting in his absolute discretion decides that it may be considered or voted upon. With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is put to the vote.

60.	Amendments Ruled Out of Order

If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

Voting

61.	Votes of Members

Subject to any special terms as to voting upon which any shares may be issued or may at the relevant time be held and to any other provisions of these articles, members shall be entitled to vote at a general meeting as provided in the Companies Acts.

62.	Method of Voting

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll, which shall be taken in such manner as the chairman of the meeting shall direct, including by means of electronic vote casters. The result of the vote shall be deemed to be the resolution of the meeting at which the vote was demanded. A vote to elect the chairman of the meeting or to adjourn the meeting must be taken immediately at the meeting. Any other vote may be taken at any other time (within 30 days of the meeting) and place determined by the chairman. The chairman can appoint scrutineers (who need not be shareholders) and set a day, time and place for the result of the poll to be declared.

63.	Votes of Joint Holders

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

64.	Voting on Behalf of Incapable Member

A member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from a mental disorder or is otherwise incapable of managing his affairs may vote at any general meeting of the company and may exercise any other right conferred by membership in relation to general meetings by or through any person authorised in such circumstances to do so on his behalf (and that person may vote by proxy), provided that evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote or such other right has been received by the company not later than the last time at which appointments of proxy should have been received in order to be valid for use at that meeting or on the holding of that poll.

65.	No Right to Vote where Sums Overdue on Shares

No member shall, unless the board otherwise decides, be entitled in respect of any share held by him to attend or vote (either personally or by proxy) at any general meeting of the company or to exercise any other right conferred by membership in relation to general meetings unless all calls or other sums presently payable by him in respect of that share have been paid.

66.	Objections or Errors in Voting

If:

(i)	any objection shall be raised to the qualification of any voter, or

(ii)	any votes have been counted which ought not to have been counted or which might have been rejected, or

(iii)	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be conclusive.

Approved Depositaries

67.	Meaning of Approved Depositary

(A)	In these articles, unless the context otherwise requires, “Approved Depositary” means a person approved by the board and appointed:

(i)	to hold the company’s shares or any rights or interests in any of the company’s shares; and

(ii)	to issue securities, documents of title or other documents which evidence that the holder of them owns or is entitled to receive the shares, rights or interests held by the Approved Depository,

and shall include a nominee acting for a person appointed to do these things.

(B)	The trustees of any scheme or arrangements for or principally for the benefit of employees of the company and its associated companies will be deemed to be an Approved Depositary for the purposes of these articles unless the board resolves otherwise.

(C)	References in these articles to an Approved Depositary or to shares held by it refer only to an Approved Depositary and to its shares held in its capacity as an Approved Depositary.

68.	Appointment of Approved Depositaries

Subject to these articles and to applicable law, an Approved Depositary may appoint as its proxy or proxies in relation to any ordinary shares which it holds, anyone it thinks fit and may determine the manner and terms of any such appointment. Each appointment must state the number and class of shares to which it relates and the total number of shares of each class in respect of which appointments exist at any one time, which must not exceed the total number of shares of each such class registered in the name of the Approved Depositary or its nominee (the “Depositary Shares”) at that time.

69.	Register of Approved Depositaries

The Approved Depositary must keep a register (the “Proxy Register”) of each person it has appointed as a proxy under Article 71 (an “Appointed Proxy”) and the number of Depositary Shares (his “Appointed Number”) to which the appointment relates. The directors will determine the requisite information to be recorded in the Proxy Register relating to each Appointed Proxy.

Any person authorised by the company may inspect the Proxy Register during usual business hours and the Approved Depositary will give such person any information which he requests as to the contents of the Proxy Register.

70.	Approved Depositaries’ Attendance at General Meetings

(A)	An Appointed Proxy may only attend a general meeting if he provides the company with written evidence of his appointment as such. This must be in a form agreed between the directors and the Approved Depositary.

(B)	Subject to applicable law and to these articles, and so long as the Approved Depositary or a nominee of the Approved Depositary holds at least his Appointed Number of shares, an Appointed Proxy is entitled to attend a general meeting which holders of that class of shares are entitled to attend, and he is entitled to the same rights, and subject to the same obligations, in relation to his Appointed Number of Depositary Shares as if he had been validly appointed in accordance with Articles 73 to 77 by the registered holder of these shares as its proxy in relation to those shares.

71.	Proxies of Appointed Depositaries

An Appointed Proxy may appoint another person as his proxy for his Appointed Number of Depositary Shares, provided the appointment is made and deposited in accordance with Articles 73 to 77. These articles apply to that appointment and to the person so appointed as though those Depositary Shares were registered in the name of the Appointed Proxy and the appointment was made by him in that capacity. The directors may require such evidence as they think appropriate to decide that such appointment is effective.

72.	Identifying Appointed Proxies

(A)	For the purposes of determining who is entitled as an Appointed Proxy to exercise the rights conferred by Articles 70 and 71 and the number of Depositary Shares in respect of which a person is to be treated as having been appointed as an Appointed Proxy for these purposes, the Approved Depositary may decide that the Appointed Proxies who are so entitled are the persons entered in the Proxy Register at a time and on a date (a “Record Time”) agreed between the Approved Depositary and the company.

(B)	When a Record Date is decided for a particular purpose:

(i)	an Appointed Proxy is to be treated as having been appointed for that purpose for the number and class of shares appearing against his name in the Proxy Register as at the Record Time; and

(ii)	changes to entries in the Proxy Register after the Record Time will be ignored for this purpose.

(C)	Except for recognising the rights given in relation to General Meetings by appointments made by Appointed Proxies pursuant to Article71, the company is entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the Approved Depositary) who has any interest in the Depositary Shares in respect of which the Appointed Proxy has been appointed.

(D)	At a general meeting the chairman has the final decision as to whether any person has the right to vote or exercise any other right relating to any Depositary Shares. In any other situation, the directors have the final decision as to whether any person has the right to exercise any right relating to any Depositary Shares.

Proxies

73.	Appointment of Proxies

The appointment of a proxy shall be in writing signed by the appointor or his duly authorised attorney or, if the appointor is a corporation, shall either be executed under its seal or signed by an officer, attorney or other person authorised to sign it. If a member appoints more than one proxy and the proxy forms appointing those proxies would give those proxies the apparent right to exercise votes on behalf of the member in a general meeting over more shares than are held by the member, then each of those proxy forms will be invalid and none of the proxies so appointed will be entitled to attend, speak or vote at the relevant general meeting.

74.	Receipt of Proxies

(A)	The appointment of a proxy must:

(i)	in the case of an appointment made in hard copy form, be received at the office (or such other place in the United Kingdom or in the United States as may be specified by the company for the receipt of appointments of proxy in hard copy form) not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote together with (if required by the board) any authority under which it is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the board;

(ii)

in the case of an appointment made by electronic means, be received at the address specified by the company for the receipt of appointments of proxy by electronic means not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which such an appointment is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the board, must, if required by the board, be received at such address or at the office (or such other place in the United Kingdom as may be specified by the company for the receipt of such documents) not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(iii)	in the case of an appointment delivered by an Approved Depositary (except in respect of a proxy appointed in accordance with Article 68) be delivered to the appropriate place referred to in (i) or (ii) above, as appropriate, depending on whether the appointment is made in hard copy or electronic form;

(iv)	in the case of a vote taken more than 48 hours subsequently to the date of the meeting or adjourned meeting, be received as aforesaid not less than 24 hours (or such shorter time as the board may determine) before the time appointed for the taking of the vote; and

(v)	in the case of a vote taken not more than 48 hours subsequently to the date of the meeting or adjourned meeting, be received as aforesaid by the time at which the vote was demanded (or at such later time as the board may determine), and an appointment of a proxy which is not, or in respect of which the authority or copy thereof is not, received in a manner so permitted shall be invalid. When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting or poll, the one which is last received (regardless of its date or of the date of its signature) shall be treated as replacing and revoking the others as regards that share; if the company is unable to determine which was last received, none of them shall be treated as valid in respect of that share. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is sent in electronic form as provided in these articles, but because of a technical problem it cannot be read by the recipient.

(B)	The board may at its discretion determine that in calculating the periods mentioned in this article no account shall be taken of any part of a day that is not a working day.

75.	Maximum Validity of Proxy

No appointment of a proxy shall be valid after 12 months have elapsed from the date of its receipt save that, unless the contrary is stated in it, an appointment of a proxy shall be valid for use at an adjourned meeting or vote after a meeting or an adjourned meeting even after 12 months, if it was valid for the original meeting.

76.	Form of Proxy

The appointment of a proxy shall be in any usual form or in such other form as the board may approve. The appointment of a proxy shall be deemed to confer authority to vote on any amendment of a resolution put to, or any other business which may properly come before, the meeting for which it is given as the proxy thinks fit. The appointment of a proxy shall, unless the contrary is stated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

77.	Cancellation of Proxy’s Authority

A vote given by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting, unless notice in writing of the determination was received by the company at the office (or such other place or address as was specified by the company for the receipt of appointments of proxy) not later than the last time at which an appointment of a proxy should have been received in order to be valid for use at the meeting at which the vote was given.

Class Meetings

78.	Separate General Meetings

The provisions of these articles relating to general meetings shall apply, with any necessary modifications to any separate general meeting of the holders of shares of a class convened otherwise than in connection with the variation or abrogation of the rights attached to the shares of that class. For this purpose, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares.

Appointment, Retirement and Removal of Directors

79.	Number of Directors

Unless otherwise determined by ordinary resolution of the company, the directors (disregarding alternate directors) shall be not less than two nor more than 24 in number.

80.	Directors’ Shareholding Qualification

No shareholding qualification for directors shall be required.

81.	Power of Company to Appoint Directors

Subject to the provisions of these articles, the company may by ordinary resolution elect any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles.

82.	Power of Board to Appoint Directors

Subject to the provisions of these articles, the board may appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles. Any director so appointed shall retire at the next annual general meeting and shall then be eligible for re-appointment.

83.	Retirement of Directors by Rotation

At every annual general meeting any director:

(i)	who has been appointed by the board since the last annual general meeting, or

(ii)	who held office at the time of the two preceding annual general meetings and who did not retire at either of them, or

(iii)	who has held office with the company, other than employment or executive office, for a continuous period of nine years or more at the date of the meeting,

shall retire from office and may offer himself for re-appointment by the members.

84.	Filling Vacancies

Subject to the provisions of these articles, at the meeting at which a director retires the company can pass an ordinary resolution to re-appoint the director or to elect some other eligible person in his place.

85.	Power of Removal by Special Resolution

In addition to any power of removal conferred by the Companies Acts, the company may by special resolution remove any director before the expiration of his period of office and may (subject to these articles) by ordinary resolution appoint another person who is willing to act to be a director in his place.

86.	Persons Eligible as Directors

No person other than a director retiring at the meeting shall be appointed or re-appointed a director at any general meeting unless:

(i)	he is recommended by the board; or

(ii)	not less than seven nor more than 42 days before the day appointed for the meeting, notice in writing by a member qualified to vote at the meeting (not being the person to be proposed) has been given to the secretary of the intention to propose that person for appointment or re-appointment together with confirmation in writing by that person of his willingness to be appointed or re-appointed.

87.	Position of Retiring Directors

A director who retires at an annual general meeting may, if willing to continue to act, be re- appointed. If he is re-appointed he is treated as continuing in office throughout. If he is not re-appointed, he shall retain office until the end of the meeting or (if earlier) when a resolution is passed to appoint someone in his place or when a resolution to re-appoint the director is put to the meeting and lost.

88.	Vacation of Office by Directors

Without prejudice to the provisions for retirement contained in these articles, the office of a director shall be vacated if:

(i)	he resigns his office by notice in writing sent to or received at the office or at an address specified by the company for the purposes of communication by electronic means or tendered at a meeting of the board; or

(ii)	by notice in writing sent to or received at the office or at an address specified by the company for the purposes of communication by electronic means or tendered at a meeting of the board, he offers to resign and the board resolves to accept such offer; or

(iii)	by notice in writing sent to or received at the office or at an address specified by the company for the purposes of communication by electronic means or tendered at a meeting of the board, his resignation is requested by all of the other directors and all of the other directors are not less than three in number; or

(iv)	he is or has been suffering from mental or physical ill health and the board resolves that his office is vacated; or

(v)	he is absent without the permission of the board from meetings of the board (whether or not an alternate director appointed by him attends) for six consecutive months and the board resolves that his office is vacated; or

(vi)	he becomes bankrupt or compounds with his creditors generally; or

(vii)	he is prohibited by law from being a director; or

(viii)	he ceases to be a director by virtue of the Companies Acts or is removed from office pursuant to these articles.

If the office of a director is vacated for any reason, he shall cease to be a member of any committee or sub-committee of the board.

89.	Alternate Directors

(A)	Each director may appoint any person to be his alternate and may at his discretion remove an alternate director so appointed. If the alternate director is not already a director, the appointment, unless previously approved by the board, shall have effect only upon and subject to its being so approved. Any appointment or removal of an alternate director shall be effected by notice in writing signed by the appointor and sent to or received at the office or at an address specified by the company for the purpose of communication by electronic means or tendered at a meeting of the board, or in any other manner approved by the board. An alternate director shall be entitled to receive notice of all meetings of the board or of committees of the board of which his appointor is a member. He shall also be entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and at such meeting to exercise and discharge all the functions, powers, rights and duties of his appointor as a director and for the purposes of the proceedings at such meeting the provisions of these articles shall apply as if he were a director.

(B)	Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these articles relating to directors and shall during his appointment be an officer of the company. An alternate director shall alone be responsible to the company for his acts and defaults and shall not be deemed to be the agent of or for the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the company to the same extent as if he were a director. An alternate director shall not be entitled to receive from the company any fee in his capacity as an alternate director but the company shall, if so requested in writing by the appointor, pay to the alternate director any part of the fees or remuneration otherwise due to the appointor.

(C)	A director or any other person may act as an alternate director to represent more than one director. Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director but he shall count as only one for the purposes of determining whether a quorum is present. Signature by an alternate director of any resolution in writing of the board or a committee of the board shall, unless the notice of his appointment provides to the contrary, be as effective as signature by his appointor.

(D)	An alternate director shall cease to be an alternate director:

(i)	if his appointor ceases for any reason to be a director except that, if at any meeting any director retires but is re-appointed at the same meeting, any appointment made by him pursuant to this article which was in force immediately before his retirement shall remain in force as though he had not retired; or

(ii)	on the happening of any event which if he were a director would cause him to vacate his office as director; or

(iii)	if he resigns his office by notice in writing to the company.

90.	Executive Directors

The board or any committee authorised by the board may from time to time appoint one or more directors to hold any employment or executive office with the company for such period and upon such other terms as the board or any committee authorised by the board may in its discretion decide and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the director may have against the company or the company may have against the director for any breach of any contract of service between him and the company which may be involved in the revocation or termination. A director so appointed shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of his remuneration as a director.

Fees, Remuneration, Expenses and Pensions

91.	Directors’ Fees

(A)	The directors can decide on the amount, timing and manner of payment of fees to be paid by the company to the directors for acting as directors, but the total fees paid to all of the directors for acting as directors (including amounts paid under Article 92(ii) to 92(v) but excluding any amounts paid under any other provision of these articles) shall not exceed the higher of:

(i)	£3 million a year; and

(ii)	any higher amount as the company may by ordinary resolution decide.

These fees can be satisfied in cash or in any other form.

(B)	If the directors decide to satisfy any of these fees in shares or in any other non-cash form, the value of the shares or other assets to be counted towards this limit will be their value at the time the entitlement to them is first allocated, or provisionally allocated, to the director. This value will be taken into account for the purpose of the limit in the year in which the entitlement is first allocated, or provisionally allocated, and not in any later year when the fees, shares or other assets are actually paid or delivered to the director. This paragraph applies even if:

(i)	the director’s entitlement to the fees, or to receive the assets, is subject to conditions which will, or may, be fulfilled at a later time;

(ii)	the fees, shares or other assets are to be, or may be, paid or delivered to the director at a later time or the director elects, agrees or is required to receive the cash equivalent of the shares or other assets as determined by reference to their value at such later time;

(iii)	the company has not paid for the relevant shares or other assets at the time the director first becomes, or becomes provisionally, entitled to them, and their value subsequently changes.

(C)	Unless an ordinary resolution is passed saying otherwise, the fees will be divided between some or all of the directors in the way that they decide. If they fail to decide, the fees will be shared equally by the directors, except that any director holding office as a director for only part of the period covered by the fee is only entitled to a pro rata share covering that part period.

92.	Additional Remuneration

The directors can award special pay to any director who:

(i)	holds any executive post;

(ii)	acts as chairman;

(iii)	acts as senior independent director;

(iv)	acts as a scientific/medical expert on the board;

(v)	is chairman of, or serves on, any committee of the directors; or

(vi)	performs any other services which the directors consider to extend beyond the ordinary duties of a director.

Special pay can take the form of salary, commission or other benefits or can be paid in some other way. This is decided on by the directors.

93.	Expenses

(A)	Each director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the board or committees of the board or general meetings of the company or any other meeting which as a director he is entitled to attend and shall be paid all other costs and expenses properly and reasonably incurred by him in the conduct of the company’s business or in the discharge of his duties as a director. The company may also fund a director’s or former director’s expenditure for the purposes permitted under the Companies Acts and may do anything to enable a director or former director of the company to avoid incurring such expenditure as provided in the Companies Acts.

(B)	The directors can award extra pay to any director who, at the request of the directors, performs special services or goes or lives abroad for any purposes of the company.

94.	Pensions and Gratuities for Directors

The board or any committee authorised by the board may exercise all the powers of the company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director or the relations, or dependants of, or persons connected to, any director or former director, provided that no benefits (except such as may be provided for by any other article) may be granted to or in respect of a director or former director who has not been employed by, or held an executive office or place of profit under, the company or any body corporate which is or has been its subsidiary undertaking or any predecessor in business of the company or any such body corporate without the approval of an ordinary resolution of the company. No director or former director shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.

Directors’ Interests

95.	Conflicts of interest requiring board authorisation

(A)	The board may, subject to the quorum and voting requirements set out in this article, authorise any matter which would otherwise involve a director breaching his duty under the Companies Acts to avoid conflicts of interest (“Conflict”).

(B)	A director seeking authorisation in respect of a Conflict shall declare to the board the nature and extent of his interest in a Conflict as soon as is reasonably practicable. The director shall provide the board with such details of the relevant matter as are necessary for the board to decide how to address the Conflict together with such additional information as may be requested by the board.

(C)	Any director (including the relevant director) may propose that the relevant director be authorised in relation to any matter the subject of a Conflict. Such proposal and any authority given by the board shall be effected in the same way that any other matter may be proposed to and resolved upon by the board under the provisions of these articles save that:

(i)	the relevant director and any other director with a similar interest shall not count towards the quorum nor vote on any resolution giving such authority; and

(ii)	the relevant director and any other director with a similar interest may, if the other members of the board so decide, be excluded from any board meeting while the Conflict is under consideration.

(D)	Where the board gives authority in relation to a Conflict, or where any of the situations described in Article 96(B) apply in relation to a director (“Relevant Situation”):

(i)	the board may (whether at the relevant time or subsequently) (a) require that the relevant director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at meetings of the board or otherwise) related to the Conflict or Relevant Situation; and (b) impose upon the relevant director such other terms for the purpose of dealing with the Conflict or Relevant Situation as it may determine;

(ii)	the relevant director will be obliged to conduct himself in accordance with any terms imposed by the board in relation to the Conflict or Relevant Situation;

(iii)	the board may provide that where the relevant director obtains (otherwise than through his position as a director of the company) information that is confidential to a third party, the director will not be obliged to disclose that information to the company, or to use or apply the information in relation to the company’s affairs, where to do so would amount to a breach of that confidence;

(iv)	the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and

(v)	the board may revoke or vary such authority at any time but this will not affect anything done by the relevant director prior to such revocation in accordance with the terms of such authority.

96.	Other conflicts of interest

(A)	If a director is in any way directly or indirectly interested in a proposed contract with the company or a contract that has been entered into by the company, he must declare the nature and extent of that interest to the directors in accordance with the Companies Acts.

(B)	Provided he has declared his interest in accordance with paragraph (A), a director may:

(i)	be party to, or otherwise interested in, any contract with the company or in which the company has a direct or indirect interest;

(ii)	hold any other office or place of profit with the company (except that of auditor) in conjunction with his office of director for such period and upon such terms, including as to remuneration, as the board may decide;

(iii)	act by himself or through a firm with which he is associated in a professional capacity for the company or any other company in which the company may be interested (otherwise than as auditor);

(iv)	be or become a director or other officer of, or employed by or otherwise be interested in any holding company or subsidiary company of the company or any other company in which the company may be interested; and

(v)	be or become a director of any other company in which the company does not have an interest and which cannot reasonably be regarded as giving rise to a conflict of interest at the time of his appointment as a director of that other company.

97.	Benefits

A director shall not, by reason of his office or of the fiduciary relationship thereby established, be liable to account to the company or the members for any remuneration, profit or other benefit realised by reason of his having any type of interest authorised under Article 95(A) or permitted under Article 96(B) and no contract shall be liable to be avoided on the grounds of a director having any type of interest authorised under Article 95(A) or permitted under Article 96(B).

98.	Quorum and voting requirements

(A)	A director shall not vote on or be counted in the quorum in relation to any resolution of the board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the company or any other company in which the company is interested.

(B)	Where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more directors to offices or places of profit with the company or any other company in which the company is interested, a separate resolution may be put in relation to each director and in that case each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another director to an office or place of profit with a company in which the company is interested and the director seeking to vote or be counted in the quorum has a Relevant Interest in it.

(C)	A director shall not vote on, or be counted in the quorum in relation to, any resolution of the board in respect of any contract in which he has an interest and, if he shall do so, his vote shall not be counted, but this prohibition shall not apply to any resolution where that interest cannot reasonably be regarded as likely to give rise to a conflict of interest or where that interest arises only from one or more of the following matters:

(i)	the giving to him of any guarantee, indemnity or security in respect of money lent or obligations undertaken by him or by any other person at the request of or for the benefit of the company or any of its subsidiary undertakings;

(ii)	the giving to a third party of any guarantee, indemnity or security in respect of a debt or obligation of the company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii)	the giving to him of any other indemnity where all other directors are also being offered indemnities on substantially the same terms;

(iv)	the funding by the company of his expenditure on defending proceedings or the doing by the company of anything to enable him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements;

(v)	where the company or any of its subsidiary undertakings is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to participate;

(vi)	any contract in which he is interested by virtue of his interest in shares or debentures or other securities of the company or by reason of any other interest in or through the company;

(vii)	any contract concerning any other company (not being a company in which the director has a Relevant Interest) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

(viii)	any contract concerning the adoption, modification or operation of a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which relates both to directors and employees of the company or of any of its subsidiary undertakings and does not provide in respect of any director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates;

(ix)	any contract for the benefit of employees of the company or of any of its subsidiary undertakings under which he benefits in a similar manner to the employees and which does not accord to any director as such any privilege or advantage not accorded to the employees to whom the contract relates; and

(x)	any contract for the purchase or maintenance of insurance against any liability for, or for the benefit of, any director or directors or for, or for the benefit of, persons who include directors.

(D)	A company shall be deemed to be one in which a director has a Relevant Interest if and so long as (but only if and so long as) he is to his knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. In relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

(E)	Where a company in which a director has a Relevant Interest is interested in a contract, he also shall be deemed interested in that contract.

(F)	If any question shall arise at any meeting of the board as to the interest of a director (other than the chairman of the meeting) in a contract and whether it is likely to give rise to a conflict of interest or as to the entitlement of any director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be conclusive except in a case where the nature or extent of the director’s interest (so far as it is known to him) has not been fairly disclosed to the board. If any question shall arise in respect of the chairman of the meeting, the question shall be decided by a resolution of the board (for which purpose the chairman of the meeting shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the board.

(G)	Subject to these articles, the board may also cause any voting power conferred by the shares in any other company held or owned by the company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of the voting power or power of appointment in favour of the appointment of the directors or any of them as directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company. Subject to these articles, a director may also vote on and be counted in the quorum in relation to any of such matters.

99.	General

(A)	References in Articles 95 to 98 to:

(i)	a contract include references to any proposed contract and to any transaction or arrangement or proposed transaction or arrangement whether or not constituting a contract; and

(ii)	a conflict of interest include a conflict of interest and duty and a conflict of duties.

(B)	The company may by ordinary resolution suspend or relax the provisions of Articles 95 to 98 to any extent or ratify any contract not properly authorised by reason of a contravention of any of the provisions of Articles 95 to 98.

Powers and Duties of the Board

100.	General Powers of Company Vested in Board

Subject to the these articles and to any directions given by the company in general meeting by special resolution, the business of the company shall be managed by the board which may exercise all the powers of the company whether relating to the management of the business of the company or not. No alteration of these articles and no special resolution shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this article shall not be limited by any special power given to the board by any other article.

101.	Borrowing Powers

Subject to the provisions of the Companies Acts, the directors may exercise all the powers of the company:

(i)	to borrow money;

(ii)	to mortgage or charge all or any of the company’s undertaking, property (present and future) and uncalled capital;

(iii)	to issue debentures and other securities; and

(iv)	to give security either outright or as collateral security for any debt, liability or obligation of the company or of any third party.

102.	Agents

(A)	The board can appoint anyone as the company’s attorney by granting a power of attorney or by authorising them in some other way. Attorneys can either be appointed directly by the board or the board can give someone else the power to select attorneys. The board or the persons who are authorised by it to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys. But they cannot give an attorney any power, authority or discretion which the board does not have under these articles.

(B)	The board can decide how long a power of attorney will last for and attach any conditions to it. The power of attorney can include any provisions which the board decides on for the protection and convenience of anybody dealing with the attorney. The power of attorney can allow the attorney to grant any or all of his power, authority or discretion to any other person.

(C)	The board can:

(i)	delegate any of its authority, powers or discretions to any manager or agent of the company;

(ii)	allow managers or agents to delegate to another person;

(iii)	remove any people it has appointed in any of these ways; and

(iv)	cancel or change anything that it has delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

(D)	Any appointment or delegation by the board which is referred to in this article can be on any conditions decided on by the board.

(E)	The ability of the board to delegate under this article applies to all its powers and is not limited because certain articles refer to powers being exercised by the board or by a committee authorised by the board while other articles do not.

103.	Delegation to Individual Directors

The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions and may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

104.	Registers

The company may keep an overseas or local or other register in any place and the board may make and vary such regulations as it may think fit respecting the keeping of the register.

105.	Provision for Employees

The board may exercise any power conferred by the Companies Acts to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

Proceedings of the Board

106.	Board Meetings

The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary on the requisition of a director at any time shall, summon a board meeting.

107.	Notice of Board Meetings

Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for this purpose. A director may waive his entitlement to notice of any meeting either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting.

108.	Quorum

The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

109.	Directors below Minimum through Vacancies

The continuing directors or a sole continuing director may act notwithstanding any vacancy in their number but, if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these articles or is below the number fixed by or in accordance with these articles as the quorum or there is only one continuing director, the continuing directors or director may act for the purpose of filling vacancies or of summoning general meetings of the company but not for any other purpose. If there are no directors or director able or willing to act, then any two members (excluding any member holding shares as treasury shares) may summon a general meeting for the purpose of appointing directors.

110.	Appointment of Chairman

The board may appoint a director to be the chairman or a deputy chairman of the board, and may at any time remove him from that office. The chairman of the board or failing him a deputy chairman shall act as chairman at every meeting of the board. If more than one deputy chairman is present they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chairman who has been in office as a director longest shall take the chair. But if no chairman of the board or deputy chairman is appointed, or if at any meeting neither the chairman nor any deputy chairman is present within five minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting. References in these articles to a deputy chairman include, if no one has been appointed to that title, a person appointed to a position with another title which the board designates as equivalent to the position of deputy chairman.

111.	Competence of Meetings

A meeting of the board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions vested in or exercisable by the board.

112.	Voting

Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

113.	Delegation to Committees

(A)	The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit, provided that the majority of persons on any committee or sub-committee must be directors. References in these articles to committees include sub-committees permitted under this article.

(B)	Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the board. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the board so far as the same are applicable and are not superseded by any regulations imposed by the board.

(C)	The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

114.	Participation in Meetings

All or any of the members of the board may participate in a meeting of the board by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to speak to and hear each other or by a series of telephone calls from the chairman of the meeting. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in a quorum accordingly. Any such meeting will be treated as taking place where the chairman is located.

115.	Resolution in Writing

A resolution in writing signed by all the directors who are at the relevant time entitled to receive notice of a meeting of the board and who would be entitled to vote on the resolution at a meeting of the board (if that number is sufficient to constitute a quorum) shall be as valid and effectual as a resolution passed at a meeting of the board properly called and constituted. The resolution may be contained in one document or in several documents in like form each signed by one or more of the directors concerned.

116.	Validity of Acts of Board or Committee

All acts done by the board or by any committee or by any person acting as a director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or person so acting or that they or any of them were disqualified from holding office or had vacated office or were not entitled to vote, be as valid as if each such member or person had been properly appointed and was qualified and had continued to be a director or member of the committee and had been entitled to vote.

Seals

117.	Use of Seals

The board shall provide for the custody of every seal of the company. A seal shall only be used by the authority of the board or of a committee of the board authorised by the board in that behalf. Subject as otherwise provided in these articles, and to any resolution of the board or committee of the board dispensing with the requirement for any counter-signature on any occasion, any instrument to which the common seal is applied shall be signed by at least one director and the secretary, or by at least two directors or by one director in the presence of a witness who attests the signature or by such other person or persons as the board may approve. Any instrument to which an official seal is applied need not, unless the board otherwise decides or the law otherwise requires, be signed by any person.

Dividends and Other Payments

118.	Declaration of Dividends by Company

The company may by ordinary resolution from time to time declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

119.	Payment of Interim and Fixed Dividends by Board

The board may pay such interim dividends as appear to the board to be justified by the financial position of the company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the company, in the opinion of the board, justifies its payment. If the board acts in good faith, it shall not incur any liability to the holders of any shares for any loss they may suffer in consequence of the payment of an interim or fixed dividend on any other class of shares ranking pari passu with or after those shares.

120.	Calculation and Currency of Dividends

(A)	Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

(i)	all dividends shall be declared and paid according to the amounts paid up on the share in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

(ii)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the share during any portion or portions of the period in respect of which the dividend is paid; and

(iii)	dividends may be declared or paid in any currency.

(B)	The board may decide the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

(C)	The board may also decide that a particular Approved Depositary should be able to receive dividends in a currency other than the currency in which it is declared and may make arrangements accordingly. In particular, if an Approved Depositary has chosen or agreed to receive dividends in another currency, the directors may make arrangements with that Approved Depositary for payment to be made to them for value on the date on which the relevant dividend is paid, or a later date decided on by the directors.

121.	Amounts Due on Shares may be Deducted from Dividends

The board may deduct from any dividend or other moneys payable to a member by the company on or in respect of any shares all sums of money (if any) presently payable by him to the company on account of calls or otherwise in respect of shares of the company. Sums so deducted can be used to pay amounts owing to the company in respect of the shares.

122.	No Interest on Dividends

Subject to the rights attaching to, or the terms of issue of, any shares, no dividend or other moneys payable by the company on or in respect of any share shall bear interest against the company.

123.	Payment Procedure

Any dividend or other sum payable in cash by the company in respect of a share may be paid by cheque, warrant or similar financial instrument sent by post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the register in respect of the shares at his address as appearing in the register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every cheque, warrant or similar financial instrument shall, unless the holder or joint holders otherwise direct, be made payable to the holder or, in the case of joint holders, to the holder whose name stands first on the register in respect of the shares, and shall be sent at his or their risk and payment of the cheque, warrant or similar financial instrument by the financial institution on which it is drawn shall constitute a good discharge to the company. In addition, any such dividend or other sum may be paid by any bank or other funds transfer system or such other means including, in respect of uncertificated shares, by means of the facilities and requirements of a relevant system and to or through such person as the holder or joint holders may in writing direct and the company may agree, and the making of such payment shall be a good discharge to the company and the company shall have no responsibility for any sums lost or delayed in the course of payment by any such system or other means or where it has acted on any such directions and accordingly, payment by any such system or other means shall constitute a good discharge to the company. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable on or in respect of the shares held by them. Where a person is entitled by transmission to a share, any dividend or other sum payable by the company in respect of the share may be paid as if he were a holder of the share and his address noted in the register were his registered address and where two or more persons are so entitled, any one of them may give effectual receipts for any dividends or other moneys payable or property distributable on or in respect of the shares.

124.	Uncashed Dividends

The company may cease to send any cheque, warrant or similar financial instrument through the post or to employ any other means of payment, including payment by means of a relevant system, for any dividend payable on any shares in the company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques, warrants or similar financial instruments have been returned undelivered or remain uncashed during or at the end of the period for which the same are valid or that means of payment has failed. In addition, the company may cease to send any cheque, warrant or similar financial instrument through the post or may cease to employ any other means of payment if, in respect of one dividend payable on those shares, the cheque, warrant or similar financial instrument has been returned undelivered or remains uncashed during or at the end of the period for which the same is valid or that means of payment has failed and reasonable enquiries have failed to establish any new postal address or account of the holder. Subject to the provisions of these articles, the company must recommence sending cheques, warrants or similar financial instruments or employing such other means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing.

125.	Forfeiture of Unclaimed Dividends

All dividends or other sums payable on or in respect of any shares which remain unclaimed may be invested or otherwise made use of by the board for the benefit of the company until claimed. Any dividend or other sum unclaimed after a period of 12 years from the date when it was declared or became due for payment shall be forfeited and shall revert to the company unless the board decides otherwise and the payment by the board of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the company a trustee in respect of it.

126.	Dividends Not in Cash

Any general meeting declaring a dividend may, upon the recommendation of the board, by ordinary resolution direct, and the board may in relation to any interim dividend direct, that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, and where any difficulty arises in regard to the distribution the board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any assets or any part thereof to be distributed and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as may seem expedient to the board.

127.	Scrip Dividends and Dividend Plans Generally

The board may, if authorised by an ordinary resolution of the company, offer any holders of ordinary shares (excluding any member holding shares as treasury shares) the right to elect to receive ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

(i)	an ordinary resolution may specify some or all of a particular dividend (whether or not already declared) or may specify some or all of any dividends declared or paid within a specified period, but such period may not end later than the fifth anniversary of the date of the meeting at which the ordinary resolution is passed;

(ii)	the entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo. For this purpose “relevant value” shall be calculated by reference to the average of the middle market quotations for the company’s ordinary shares on the London Stock Exchange as derived from the Daily Official List (or any other publication of a recognised investment exchange showing quotations for the company’s ordinary shares) on such five consecutive dealing days as the board shall determine provided that the first of such days shall be on or after the day on which the ordinary shares are first quoted “ex” the relevant dividend or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount and in giving such a certificate or report the auditors may rely on advice or information from brokers or other sources of information as they think fit;

(iii)	no fraction of any ordinary share shall be allotted. The board may make such provisions as it thinks fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the company and/or under which fractional entitlements are accrued and/or retained without interest and in each case accumulated on behalf of any holder of ordinary shares and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such holder of fully paid ordinary shares and/or provisions whereby cash payments may be made to such holders in respect of their fractional entitlements;

(iv)	the board, if it intends to offer an election in respect of any dividend, shall give notice to the holders of ordinary shares of the right of election offered to them, and specify the procedure to be followed which, for the avoidance of doubt, may include an election by means of a relevant system and the place at which, and the latest time by which, elections must be lodged in order for elections to be effective; no such notice need be given to holders of ordinary shares who have previously given election mandates in accordance with this article and whose mandates have not been revoked; the accidental omission to give notice of any right of election to, or the non receipt (even if the company becomes aware of such non-receipt) of any such notice by, any holder of ordinary shares entitled to the same shall neither invalidate any offer of an election nor give rise to any claim, suit or action;

(v)	the board shall not proceed with any election unless the company has sufficient reserves or funds that may be capitalised, and the board has authority to allot sufficient shares, to give effect to it after the basis of allotment is determined;

(vi)	the board may exclude or restrict from any offer any shareholder who is an Approved Depositary or a nominee for an Approved Depositary if the offer or exercise of the right to or by the persons on whose behalf the Approved Depositary holds the shares would suffer legal or practical problems of the kind mentioned in Article 127(vii). If other shareholders (other than those excluded under Article 127(vii)) have the right to opt for new shares, the directors must be satisfied that an appropriate dividend reinvestment plan or similar arrangement is available to a substantial majority of the people on whose behalf the Approved Depositary holds shares or that such arrangement will be available promptly and the first sentence of this Article 127(vi) does not apply until the directors are satisfied of this;

(vii)	the board may exclude from any offer or make other arrangement in relation to any holders of ordinary shares where the board believes that such exclusion or arrangement is necessary or expedient in relation to legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory, or the board believes that for any other reason the offer should not be made to them;

(viii)	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been made (for the purposes of this article “the elected ordinary shares”) and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment calculated as stated. For such purpose the board shall capitalise, out of any amount standing to the credit of any reserve or fund (including the retained earnings) at the relevant time whether or not the same is available for distribution as the board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of ordinary shares for allotment and distribution to the holders of the elected ordinary shares on that basis. The board may do all acts and things considered necessary or expedient to give effect to any such capitalisation;

(ix)	the additional ordinary shares when allotted shall rank pari passu in all respects with the fully-paid ordinary shares then in issue except that they will not be entitled to participation in the relevant dividend;

(x)	unless the board otherwise determines, or unless the uncertificated securities rules otherwise require, the new ordinary share or shares which a member has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared or paid in respect of his elected ordinary shares shall be in uncertificated form (in respect of the member’s elected ordinary shares which were in uncertificated form on the date of the member’s election) and in certificated form (in respect of the member’s elected ordinary shares which were in certificated form on the date of the member’s election);

(xi)	the board may also from time to time establish or vary a procedure for election mandates, which, for the avoidance of doubt, may include an election by means of a relevant system, under which a holder of ordinary shares may elect in respect of future rights of election offered to that holder under this article until the election mandate is revoked or deemed to be revoked in accordance with the procedure;

(xii)	the board may decide how any costs relating to making new shares available in place of a cash dividend will be met, including deciding to deduct an amount from the entitlement of a shareholder under this article; and

(xiii)	at any time before new ordinary shares are allotted instead of cash in respect of any part of a dividend, the board may determine that such new ordinary shares will not be allotted. Any such determination may be made before or after any election has been made by holders of ordinary shares in respect of the relevant dividend.

Capitalisation of Reserves

128.	Power to Capitalise Reserves and Funds

The company may, upon the recommendation of the board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount standing to the credit of any reserve or fund (including retained earnings) at the relevant time whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the members or any class of members who would be entitled to it if it were distributed by way of dividend and in the same proportions, on the footing that it is applied either in or towards paying up the amounts unpaid at the relevant time on any shares in the company held by those members respectively or in paying up in full shares, debentures or other obligations of the company to be allotted and distributed credited as fully paid up among those members, or partly in one way and partly in the other, but so that, for the purposes of this article: (i) a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full shares of the company that are to be allotted and distributed as fully paid up; and (ii) where the amount capitalised is applied in paying up in full shares that are to be allotted and distributed as fully paid up, the company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly. The board may authorise any person to enter into an agreement with the company on behalf of the persons entitled to participate in the distribution and the agreement shall be binding on those persons.

129.	Settlement of Difficulties in Distribution

Where any difficulty arises in regard to any distribution of any capitalised reserve or fund the board may settle the matter as it thinks expedient and in particular may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties, as may seem expedient to the board.

Record Dates

130.	Power to Choose Any Record Date

Notwithstanding any other provision of these articles, the company or the board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made. The power to fix any such record date shall include the power to fix a time on the chosen date.

Records and Summary Financial Statements

131.	Inspection of Records

No member in his capacity as such shall have any right of inspecting any accounting record or book or document of the company except as conferred by law, ordered by a court of competent jurisdiction or authorised by the board or by ordinary resolution of the company.

132.	Summary Financial Statements

The company may send or supply summary financial statements to members of the company instead of copies of its full accounts and reports.

Service of Notices, Documents and Other Information

133.	Method of Service

(A)	Any notice, document (including a share certificate) or other information may be served on or sent or supplied to any member by the company:

(i)	personally;

(ii)	by sending it through the post addressed to the member at his registered address or by leaving it at that address addressed to the member;

(iii)	by means of a relevant system;

(iv)	where appropriate, by sending or supplying it in electronic form to an address notified by the member to the company for that purpose;

(v)	where appropriate, by making it available on a website and notifying the member of its availability in accordance with this article; or

(vi)	by any other means authorised in writing by the member.

In the case of joint holders of a share, service, sending or supply of any notice, document or other information on or to one of the joint holders shall for all purposes be deemed a sufficient service on or sending or supplying to all the joint holders.

(B)	In the case of joint holders of a share, anything to be agreed or specified in relation to any notice, document or other information to be served on or sent or supplied to them may be agreed or specified by any one of the joint holders and the agreement or specification of the senior shall be accepted to the exclusion of that of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

(C)	If any member, including any joint holder, who is without a United Kingdom or United States postal address provides the company with such postal address is entitled to have notice or documents served or supplied to him at that address. If such a member fails to provide the company with a United Kingdom or United States postal address he may be ignored for the purposes of sufficient service or supply of any notice or documents.

(D)	If on three consecutive occasions any notice, document or other information served on or sent or supplied to a member has been returned undelivered, such member shall not thereafter be entitled to receive notices, documents or other information from the company until he shall have communicated with the company and supplied to the company (or its agent) a new registered address, or a postal address within the United Kingdom or the United States for the service of notices and the despatch or supply of documents and other information, or shall have informed the company of an address for the service of notices and the despatch or supply of documents and other information in electronic form. For these purposes, any notice, document or other information sent by post shall be treated as returned undelivered if the notice, document or other information is served, sent or supplied back to the company (or its agents) and a notice, document or other information served, sent or supplied in electronic form shall be treated as returned undelivered if the company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was sent.

(E)	The company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all members.

134.	Record Date for Service

Any notice, document or other information may be served, sent or supplied by the company by reference to the register as it stands at any time not more than 15 days before the date of service, sending or supply. No change in the register after that time shall invalidate that service, sending or supply. Where any notice, document or other information is served on or sent or supplied to any person in respect of a share in accordance with these articles, no person deriving any title or interest in that share shall be entitled to any further service, sending or supply of that notice, document or other information.

135.	Members Resident Abroad or on Branch Registers

(A)	Any member whose registered address is not within the United Kingdom or the United States and who gives to the company a postal address within the United Kingdom or the United States at which notices, documents or other information may be served upon, or sent or supplied to, him shall be entitled to have notices, documents or other information served on or sent or supplied to him at that address or, where applicable, by making them available on a website and notifying the holder at that address. Any member whose registered address is not within the United Kingdom or the United States and who gives to the company an address for the purposes of communications by electronic means may, subject to these articles, have notices, documents or other information served on or sent or supplied to him at that address or, where applicable, by making them available on a website and notifying the holder at that address. Otherwise, a member whose registered address is not within the United Kingdom or the United States shall not be entitled to receive any notice, document or other information from the company.

(B)	For a member registered on a branch register, notices, documents or other information can be posted or despatched in the United Kingdom, the United States or in the country where the branch register is kept.

136.	Service of Notice on Person Entitled by Transmission

A person who is entitled by transmission to a share, upon supplying the company with a postal address within the United Kingdom or the United States for the service of notices and the despatch or supply of documents and other information shall be entitled to have served upon or sent or supplied to him at such address any notice, document or other information to which he would have been entitled if he were the holder of that share or, where applicable, to be notified at that address of the availability of the notice, document or other information on a website. A person who is entitled by transmission to a share, upon supplying the company with an address for the purposes of communications by electronic means for the service of notices and the despatch or supply of documents and other information may have served on, sent or supplied to him at such address any notice, document or other information to which he would have been entitled if he were the holder of that share or, where applicable, may be notified at that address of the availability of the notice, document or other information on a website. In either case, such service, sending or supply shall for all purposes be deemed a sufficient service, sending or supply of such notice, document or other information on all persons interested (whether jointly with or as claimants through or under him) in the share. Otherwise, any notice, document or other information served on or sent or supplied to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the company has notice of the death, bankruptcy or other event, be deemed to have been properly served, sent or supplied in respect of any share registered in the name of that member as sole or joint holder.

137.	Deemed Delivery

(A)	Any notice, document or other information, if served, sent or supplied by the company by post, shall be deemed to have been received on the day following that on which it was posted if first class post was used or 48 hours after it was posted if first class post was not used and, in proving that a notice, document or other information was served, sent or supplied, it shall be sufficient to prove that the notice, document or other information was properly addressed, prepaid and put in the post.

(B)	Any notice, document or other information not served, sent or supplied by post but left by the company at a registered address or at an address (other than an address for the purposes of communications by electronic means) notified to the company in accordance with these articles by a person who is entitled by transmission to a share shall be deemed to have been received on the day it was so left.

(C)	Any notice, document or other information served, sent or supplied by the company by means of a relevant system shall be deemed to have been received when the company or any sponsoring system-participant acting on its behalf sends the issuer-instruction relating to the notice, document or other information.

(D)	Any notice, document or other information served, sent or supplied by the company using electronic means shall be deemed to have been received on the day on which it was sent notwithstanding that the company subsequently sends a hard copy of such notice, document or information by post. Any notice, document or other information made available on a website shall be deemed to have been received on the day on which the notice, document or other information was first made available on the website or, if later, when a notice of availability is received or deemed to have been received pursuant to this article. In proving that a notice, document or other information served, sent or supplied by electronic means was served, sent or supplied, it shall be sufficient to prove that it was properly addressed.

(E)	Any notice, document or other information served, sent or supplied by the company by any other means authorised in writing by the member concerned shall be deemed to have been received when the company has carried out the action it has been authorised to take for that purpose.

138.	Notice When Post Not Available

If there is a suspension or curtailment of postal services within the United Kingdom, the United States or some part of either the United Kingdom or the United States, the company need only give notice of a general meeting to those members with whom the company can communicate by electronic means and who have provided the company with an address for this purpose. The company shall also advertise the notice in at least one newspaper with a national circulation and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof. If at least six clear days prior to the meeting the sending or supply of notices by post in hard copy form has again become generally possible, the company shall send or supply confirmatory copies of the notice by post to those members who would otherwise receive the notice in hard copy form.

Destruction of Documents

139.	Presumptions Where Documents Destroyed

If the company destroys or deletes:

(i)	any share certificate which has been cancelled at any time after a period of one year has elapsed from the date of cancellation, or

(ii)	any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address at any time after a period of two years has elapsed from the date the instruction or notification was recorded by the company, or

(iii)	any instrument of transfer of shares or Operator-instruction for the transfer of shares which has been registered by the company at any time after a period of six years has elapsed from the date of registration, or

(iv)	any instrument of proxy which has been used for the purpose of a poll at any time after a period of one year has elapsed from the date of use, or

(v)	any instrument of proxy which has not been used for the purpose of a poll at any time after a period of one month has elapsed from the end of the meeting to which the instrument of proxy relates, or

(vi)	any other document on the basis of which any entry is made in the register at any time after a period of six years has elapsed from the date the entry was first made in the register in respect of it, and the company destroys or deletes the document or instruction in good faith and without express notice that its preservation was relevant to a claim, it shall be presumed irrebuttably in favour of the company that every share certificate so destroyed was a valid certificate and was properly cancelled, that every instrument of transfer or Operator-instruction so destroyed or deleted was a valid and effective instrument of transfer or instruction and was properly registered and that every other document so destroyed was a valid and effective document and that any particulars of it which are recorded in the books or records of the company were correctly recorded. If the documents relate to uncertificated shares, the company must comply with any requirements of the uncertificated securities rules which limit its ability to destroy these documents. Nothing contained in this article shall be construed as imposing upon the company any liability which, but for this article, would not exist or by reason only of the destruction of any document of the kind mentioned above before the relevant period mentioned in this article has elapsed or of the fact that any other condition precedent to its destruction mentioned above has not been fulfilled. References in this article to the destruction of any document include references to its disposal in any manner.

Indemnity and Insurance

140.	Indemnity of Directors

(A)	To the extent permitted by the Companies Acts, every director or former director or other officer of the company or of any associated company shall be indemnified by the company out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him in performing his duties and/or in exercising his powers and/or in supposedly doing these things and/or otherwise in relation to or in connection with his duties, powers or office.

(B)	To the extent permitted by the Companies Acts, every director or former director or other officer of the company or of any associated company is exempted from any liability to the company where that liability would be covered by the indemnity in Article 140(A).

(C)	Without prejudice to Article 140(A), the company may purchase and maintain insurance against any liability for any persons who are or were at any time directors, officers or employees of the company or of any associated company or trustees of any pension fund or employee share scheme in which employees of any such company are interested.

(D)	No director or former director of the company or of any associated company shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify the person from being or becoming a director of the company.

(E)	For the purposes of this article, no person appointed or employed by the company or an associated company as an auditor is an officer.